                                                                    EXHIBIT 2.2




                            STOCK PURCHASE AGREEMENT


                           FOR THE PURCHASE AND SALE

                                       OF

                           ALL ISSUED AND OUTSTANDING

                                CAPITAL STOCK OF

                 TWR TELECOM, INC. AND SPECIALTY DRILLING, INC.




                          DATED AS OF AUGUST 20, 1999

                               TABLE OF CONTENTS


ARTICLE/SECTION                                                                                                PAGE


ARTICLE I         SALE OF STOCK AND GRANT OF OPTION...............................................................2

         1.1      Sale of Stock...................................................................................2
         1.2      Grant of Option.................................................................................2
         1.3      Treatment of Certain Affiliate Debt, Etc........................................................2
         1.4      Time and Place of Closing.......................................................................3
         1.5      Closing Payment.................................................................................3
         1.6      Purchase Price Adjustment; Allocation...........................................................3
         1.7      Deferred Payment................................................................................5
         1.8      Earn-Out Payment................................................................................5
         1.9      Audit of 1999 Company Financial Statements......................................................6
         1.10     Dispute Resolution..............................................................................6
         1.11     Form of Deferred and Earn-Out Payments..........................................................6
         1.12     Deliveries at Closing...........................................................................7
         1.13     Deferred Payment and Earn-Out Payment Closings..................................................8
         1.14     Restrictive Legend..............................................................................8

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER...............................................9

         2.1      Corporate.......................................................................................9
         2.2      Authorization; Validity........................................................................10
         2.3      No Violation...................................................................................10
         2.4      Financial Statements...........................................................................11
         2.5      Absence of Undisclosed Liabilities.............................................................11
         2.6      Title to Properties; Encumbrances..............................................................12
         2.7      Inventory......................................................................................12
         2.8      Compliance with Laws...........................................................................13
         2.9      Litigation.....................................................................................15
         2.10     Contracts and Commitments......................................................................15
         2.11     Real Estate....................................................................................17
         2.12     Accounts Receivable............................................................................18
         2.13     Trade Rights...................................................................................18
         2.14     Broker's or Finder's Fees......................................................................19
         2.15     Employee Benefit Plans.........................................................................20
         2.16     Employment Compensation........................................................................21
         2.17     Labor Matters..................................................................................21

         2.18     Tax Matters....................................................................................22
         2.19     Insurance......................................................................................23
         2.20     Bonds and Other Surety.........................................................................24
         2.21     Liens..........................................................................................25
         2.22     Funds Held In Trust............................................................................25
         2.23     Current Projects...............................................................................25
         2.24     Absence of Certain Changes.....................................................................26
         2.25     Major Customers and Suppliers..................................................................27
         2.26     Product Warranty and Product Liability.........................................................28
         2.27     No Subsidiaries................................................................................28
         2.28     Assets Necessary to Business...................................................................28
         2.29     Securities Laws Matters........................................................................28
         2.30     Power of Attorney..............................................................................29
         2.31     Affiliates' Relationships......................................................................29

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF BUYER........................................................29

         3.1      Due Incorporation and Qualification............................................................29
         3.2      Authorization..................................................................................29
         3.3      Capitalization.................................................................................30
         3.4      Non-Contravention..............................................................................30
         3.5      Authority of Buyer.............................................................................30
         3.6      Litigation.....................................................................................30
         3.7      Financial Statements...........................................................................30
         3.8      Broker's or Finder's Fees......................................................................30
         3.9      Securities Laws Matters........................................................................31

ARTICLE IV        COVENANTS......................................................................................31

         4.1.     Conduct of Business............................................................................31
         4.2      Preservation of Business.......................................................................32
         4.3      Notice of Events...............................................................................32
         4.4      Examinations and Inspections...................................................................32
         4.5      Third Party Consents...........................................................................33
         4.6      Properties.....................................................................................33
         4.7      Books and Records..............................................................................33
         4.8      Material Contracts.............................................................................33
         4.9      Vacation Pay and Bonus Accruals................................................................34
         4.10     Environmental Audits and Other Investigations..................................................34
         4.11     Employment Agreement with Shareholder..........................................................34
         4.12     Shareholder Restrictive Covenants Agreements...................................................34
         4.13     Securities Law Matters.........................................................................34
         4.14     Attainment of Tax Clearance Certificates.......................................................34

         4.15     Employment Agreements with Key Employees.......................................................34
         4.16     Tax Matters....................................................................................34
         4.17     Release of Shareholder Guarantees..............................................................36
         4.18     Communications with Lender and Controlling Shareholder.........................................36

ARTICLE V         CONDITIONS PRECEDENT TO OBLIGATION OF BUYER TO CLOSE...........................................36

         5.1      Completion of Due Diligence Investigation......................................................36
         5.2      Procurement of Financing.......................................................................36
         5.3      Consent of DFW Capital Partners, L.P., Wachovia Bank, N.A., Fleet National
                  Bank and Common Shareholders of Clear Holdings, Inc............................................36
         5.4      Representations and Covenants..................................................................36
         5.5      Litigation.....................................................................................37
         5.6      No Material Adverse Change.....................................................................37
         5.7      Good Standing Certificates, Etc................................................................37
         5.8      Consents.......................................................................................37
         5.9      Employment, Consulting and Restrictive Covenants Agreements....................................37
         5.10     Agreements With Key Employees..................................................................37
         5.11     Release of Liabilities.........................................................................37
         5.12     Resolutions....................................................................................37
         5.13     Governmental Permits and Approvals.............................................................37
         5.14     Shareholder's Certificate......................................................................38
         5.15     Opinion of U.S. Counsel to the Shareholder.....................................................38
         5.16     Opinion of Counsel to the Foreign Subsidiaries.................................................38
         5.17     Other Documents................................................................................38

ARTICLE VI        CONDITIONS PRECEDENT TO OBLIGATION OF THE
                  SHAREHOLDER TO CLOSE...........................................................................38

         6.1      Litigation.....................................................................................38
         6.2      Representations and Warranties.................................................................38
         6.3      Governmental Permits and Approvals.............................................................39
         6.4      Resolutions....................................................................................39
         6.5      Good Standing Certificates, Etc................................................................39
         6.6      Officer's Certificate..........................................................................39
         6.7      Opinion of Counsel to Buyer....................................................................39
         6.8      Other Documents................................................................................39

ARTICLE VII  INDEMNIFICATION.....................................................................................39

         7.1      Survival.......................................................................................39
         7.2      Indemnification by the Shareholder.............................................................39
         7.3      Indemnification by Buyer.......................................................................40

         7.4      Limitations of Claims..........................................................................40
         7.5      Procedures.....................................................................................41
         7.6      Adjustment of Liability........................................................................42

ARTICLE VIII   TERMINATION OF AGREEMENT..........................................................................43

         8.1      Termination....................................................................................43
         8.2      Post-Termination Obligations...................................................................43

ARTICLE IX   MISCELLANEOUS.......................................................................................43

         9.1      Further Action.................................................................................43
         9.2      Announcements..................................................................................44
         9.3      Assignment; Parties in Interest................................................................44
         9.4      Law Governing Agreement........................................................................44
         9.5      Amendment and Modification.....................................................................44
         9.6      Notice.........................................................................................44
         9.7      Expenses.......................................................................................45
         9.8      Entire Agreement...............................................................................46
         9.9      Counterparts...................................................................................46
         9.10     Headings.......................................................................................46

Exhibits
--------

Exhibit A                  Form of Stock Option Agreement
Exhibit B                  Form of Promissory Note
Exhibit C                  Form of Investment Letter
Exhibit D                  Form of Employment Agreement with Shareholders
Exhibit E                  Form of Shareholders Restrictive Covenants Agreement
Exhibit F                  Form of Employment Agreements with Selected Employees
Exhibit G                  Form of Employee Restrictive Covenants Agreements
Exhibit H                  Opinion of Counsel to the Shareholder
Exhibit I                  Opinion of Counsel to Buyer

Schedules
---------

         Deal Provisions

         1.3               TTI Note
         1.6(e)            Initial Allocation of Purchase Price
         1.8               Calculation of 1999 EBITDA
         1.8A              Description of New Lighting Product in Development


         Seller's Representations

         2.1               Companies
         2.1(b)            Foreign Qualifications
         2.1(e)            Capital Stock
         2.3               Governmental Approvals for Transaction
         2.4               Company Statements
         2.5               Liabilities not on Company Statements
         2.6(a)            Title to Properties
         2.6(b)            Good Operating Condition
         2.7               Inventory
         2.7(b)            Location of Inventory
         2.8(a)            Compliance with Laws
         2.8(b)            Permits for Business
         2.8(c)            Waste on Real Property, etc.
         2.9               Litigation
         2.10(a)           Real Property Leases
         2.10(b)           Personal Property Leases
         2.10(c)           Purchase Commitments
         2.10(d)           Sales Commitments
         2.10(e)           Long-Term Contracts
         2.10(f)           Powers of Attorney
         2.10(h)           Loan Agreements
         2.10(i)           Guarantees
         2.10(j)           Government Contracts
         2.10(l)           Other Material Contracts
         2.10(m)           No Defaults under Contracts
         2.11(a)           Real Property used in Business
         2.12(a)           Accounts Receivable
         2.12(b)           AR Aged Schedule
         2.13              Trade Rights
         2.13(d)           Protection of Trade Rights
         2.15(a)           Employee Benefit Plans
         2.16              Employment Compensation
         2.17              Labor Disputes
         2.18(b)           Tax Returns Filed
         2.18(c)           Tax Audits
         2.18(d)           S-Corporation
         2.19(a)           List of Insurance Policies
         2.19(b)(i)        Workers Compensation Claims
         2.20(a)           Qualification for Bonds
         2.20(b)           Other Surety
         2.20(c)           Defaults on Bonds


         2.20(d)           Defaults under Construction Agreements
         2.20(e)           Indemnity of Sureties
         2.21              Liens on Projects
         2.22              Funds Held in Trust
         2.23(a)           Current Projects
         2.23(b)           Projects on Schedule
         2.23(c)           Projects on Budget
         2.23(d)           Mechanics Liens
         2.24              Absence of Certain Changes
         2.24(c)           Increase in Compensation
         2.24(g)           Disposition of Property
         2.24(k)           Payments/Loans to Third Parties
         2.24(m)           Payments to Affiliates
         2.24(n)           Change in Employment Status
         2.25(a)           Largest Customers
         2.25(b)           Largest Suppliers
         2.26              Product Warranty
         2.27              List of Subsidiaries
         2.28              Assets Necessary to Business
         2.30              Powers of Attorney
         2.31(a)           Agreements with Affiliates
         2.31(c)           Obligations to Affiliates

         Buyer's Representations

         3.3               Capitalization of Buyer
         3.5               Governmental Consents
         3.6               Litigation against Buyer
         3.7               Buyer Financial Statements

         Covenants

         4.9               Vacation Pay/Bonus Accruals
         4.15              Selected Employees

                            STOCK PURCHASE AGREEMENT


  STOCK PURCHASE AGREEMENT, dated as of the 20th day of August, 1999 (the "Agreement"), by and among Clear Holdings, Inc., a Georgia corporation (together with its successors and assigns, "Clear"), Clear Communications Group, Inc., a Georgia corporation ("Buyer"), Stephen F. Johnston, Sr., as majority shareholder of Clear ("Johnston"), George A. Jackson (the "Shareholder"), being the sole shareholder of TWR Telecom, Inc., a Texas corporation ("TTI") and of Specialty Drilling, Inc., a Texas corporation ("SDI"), and TWR Family of Companies, LLC, a Texas limited liability company ("TFOC").

                                  WITNESSETH:

         WHEREAS, TTI owns all of the issued and outstanding shares of the capital stock or other equity interests in TWR Lighting, Inc., a Texas corporation ("Lighting") and Rooker Tower Company, a Tennessee corporation ("Rooker");

         WHEREAS, the Shareholder owns ninety-nine percent (99%) of the membership interests in TFOC, and 1% of the equity interests in each of TWR Brasil, Ltda., a Brazilian entity ("B Sub") and TWR Telecom, S.A. de C.V., a Mexican entity ("M Sub", and, together with B Sub, the "Foreign Subsidiaries");

         WHEREAS, TFOC owns the remaining 99% equity interest in each of the Foreign Subsidiaries;

         WHEREAS, TTI, SDI, Lighting, Rooker, TFOC and the Foreign Subsidiaries are collectively referred to herein as the "Companies" or the "TWR Group";

         WHEREAS, the Companies are engaged in the business of construction and installation of telecommunication equipment and related telecommunication support services (the "Business");

         WHEREAS, the Shareholder desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares of the capital stock of TTI and SDI (collectively, the "Stock") pursuant to this Agreement;

         WHEREAS, immediately prior to Buyer's acquisition of the Stock, the parties intend that TFOC and the Shareholder shall grant to TTI an option to purchase all of the capital stock or other equity interests in the Foreign Subsidiaries pursuant to an Option Agreement, in satisfaction of certain indebtedness of TFOC to TTI (the grant of such option, together with the sale of the Stock, the "Acquisition"); and

         WHEREAS, as an inducement to the Shareholder and TFOC to enter into this Agreement, Clear desires to guarantee the performance of Buyer's obligations hereunder;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                       SALE OF STOCK AND GRANT OF OPTION

         1.1 Sale of Stock. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing (as hereinafter defined), the Shareholder shall sell, assign, transfer and deliver the Stock to Buyer, and Buyer shall purchase the Stock from the Shareholder.

         1.2 Grant of Option. Immediately prior to the Closing (as defined below), TFOC and the Shareholder shall, pursuant to an Option Agreement substantially in the form of Exhibit A hereto (the "Option Agreement"), grant to TTI an irrevocable option (the "Option"), exercisable at any time and from time to time during the period from the Closing to April 1, 2000 and otherwise as provided in the Option Agreement, to purchase and acquire from TFOC and the Shareholder all right, title and interest of TFOC and the Shareholder in and to the capital stock or other equity interests (collectively, the "Subsidiary Stock") in the Foreign Subsidiaries. As more particularly set forth in the Option Agreement, (i) the Option shall be granted in satisfaction, as of the date of the Option Agreement, of $2,312,000 in amount of the indebtedness of TFOC to TTI pursuant to the promissory note, dated May 12, 1997, from TFOC to TTI (the "TFOC Note"), and (ii) in the event that the Option expires without exercise by TTI, TTI shall cancel the indebtedness of M Sub to TTI in the amount of $361,879.00 pursuant to the promissory note, dated December 31, 1998, from M Sub to TTI (the "M Sub Note").

         1.3 Treatment of Certain Affiliate Debt, Etc. (a) Immediately prior to the Closing (as defined below), the Shareholder shall cancel the indebtedness of each of TTI and SDI to the Shareholder in the aggregate amount of $1,972,449 pursuant to the promissory notes to the Shareholder identified on
Schedule 1.3 hereto (collectively, the "TTI Note"), the TTI Note shall be marked "canceled" and returned to the obligor thereunder, and the amount of the TTI Note (the "TTI Note Amount") shall be treated as a contribution to capital on the books of such obligor.

                  (b) Subject to Section 1.2 hereof, subsequent to the Closing all obligations of TFOC and the Foreign Subsidiaries to TTI and the other members of the TWR Group (collectively, the "Surviving Intercompany Obligations") shall remain due and payable in accordance with their respective terms, provided, however, that, in the event that the Option expires without exercise by TTI, the Surviving Intercompany Obligations may, at the election of TTI in its sole discretion, be satisfied by set-off on the Deferred Payment Date against the amount of the Deferred Payment otherwise due to the Shareholder pursuant to Section 1.7 hereof, such set-off to be made in the same proportions of cash and Public Stock or Notes as shall apply to payment of the Deferred Payment in accordance with Sections 1.7 and 1.11 hereof. For the avoidance of doubt, the parties hereto agree that, in the event that the Option is exercised, the set-off described in the preceding sentence shall not be made with respect to any Surviving Intercompany Obligations owed by the Foreign Subsidiaries.

                  (c) Immediately prior to the Closing, the Shareholder shall contribute cash in the amount of $250,000 to the equity of SDI.

         1.4 Time and Place of Closing. The parties shall use their respective best efforts to cause the closing of the transactions contemplated by this Agreement (the "Closing") to take place at 10:00 a.m. on September 30, 1999, or on a date to be agreed upon by the parties, such date to be not later than the second (2nd) business day after satisfaction or waiver of all of the conditions set forth in Articles V and VI hereof (the date on which the Closing actually occurs, the "Closing Date"). The place of the Closing shall be at the offices of Smith, Gambrell & Russell, LLP, Promenade II, Suite 3100, 1230 Peachtree Street, N.E., Atlanta, Georgia, or such other location as may be mutually agreed by the parties.

         1.5 Closing Payment. Upon the terms and subject to the conditions of this Agreement, and in consideration of the sale, assignment, transfer, conveyance and delivery of the Stock and the grant of the Option, at the Closing, Buyer will deliver or cause to be delivered to the Shareholder an amount equal to $9,505,000 in immediately available funds (the "Closing Payment"), subject to adjustment pursuant to Section 1.6 hereof, by wire transfer to an account designated by the Shareholder not later than three business days prior to the Closing.

         1.6      Purchase Price Adjustment; Allocation.

                  (a) Adjustment at Closing. Not later than ten (10) business days prior to the Closing, the Shareholder shall deliver to Buyer a statement (the "Debt Statement") setting forth an estimate of (x) the Total Debt (the "Estimated Total Debt"), (y) the Non-Affiliate Debt (the "Estimated Non-Affiliate Debt") and (z) the Affiliate Debt (the "Estimated Affiliate Debt"), all determined in accordance with GAAP (as defined in Section 1.11) consistent with the Company Statements (as defined in Section 1.9), accompanied by a certificate of the Shareholder to the effect that such estimates represent a good faith effort accurately to determine the items set forth therein in accordance with this Agreement. At the Closing:

                           (i)      if the Estimated Total Debt (but not
including the TTI Note Amount) exceeds an amount equal to $3,900,000.00 (the "Debt Benchmark"), the Affiliate Debt (to the extent of the amount of such excess) shall be forgiven, and the remainder of such excess (if any) shall be deducted from the Closing Payment; and

                           (ii)     if the Estimated Total Debt (but not
including the TTI Note Amount) is less than the Debt Benchmark, the Closing Payment shall be increased by the amount of such deficit, provided, however, that the Closing Payment shall not be increased to the extent that such shortfall results from any payment made by any member of the TWR Group since December 31, 1998 with respect to a loan from Sterling Bank, other than payments required to be made pursuant to the documents evidencing such loans.

         For purposes of this Agreement (i) "Total Debt" shall mean all financial obligations of the TWR Group (other than TFOC and the Foreign Subsidiaries) as of the Closing Date, other than accounts payable, (ii) "Non-Affiliate Debt" shall mean Total Debt, other than obligations owed to a Shareholder or any affiliate of such Shareholder that is not a member of the TWR Group, and (iii) "Affiliate Debt" shall mean Total Debt less Non-Affiliate Debt.

                  (b) Closing Balance Sheet. Not later than thirty (30) days after the Closing, Buyer shall cause to be prepared and delivered to the Shareholder (i) the consolidated balance sheet of the TWR Group as of the Closing Date and the notes thereto (the "Closing Balance Sheet"), (ii) a statement setting forth in reasonable detail any discrepancies between (A) the Estimated Total Debt and the Total Debt, (B) the Estimated Non-Affiliate Debt and the Non-Affiliate Debt, and (C) the Estimated Affiliate Debt and the Affiliate Debt (each of the Total Debt, the Non-Affiliate Debt and the Affiliate Debt as determined pursuant to the Closing Balance Sheet) and (iii) a statement of the Closing Payment as determined pursuant to the Closing Balance Sheet and the adjustments set forth in subsection (a) hereof.

                  (c) Cooperation by Buyer. The Shareholder shall have the right to review the work papers, schedules, memoranda and other documents and information prepared or reviewed by the Buyer and to communicate with the persons conducting the preparation or review of the Closing Balance Sheet.

                  (d)      Post-Closing Adjustment.

                           (i)      If the Closing Payment as finally
determined pursuant to Sections 1.6(b) and 1.10 of this Agreement is greater than the amount thereof actually paid at the Closing pursuant to subsection (a) hereof, Buyer shall pay to the Shareholder the amount of such excess with interest from the Closing Date at the prime rate offered by Citibank, N.A. in effect on the Closing Date.

                           (ii)     If the Closing Payment as finally
determined pursuant to Sections 1.6(b) and 1.10 of this Agreement is less than the amount thereof actually paid at the Closing pursuant to subsection (a) hereof, the Shareholder shall pay to Buyer the amount of such deficit with interest from the Closing Date at the prime rate offered by Citibank, N.A. in effect on the Closing Date.

                           (iii)    Any sums payable pursuant to this
subsection shall be paid in cash within ten (10) business days after the final determination of the Closing Balance Sheet pursuant to Sections 1.6(b) and 1.10 hereof.

                  (e) Allocation of Purchase Price. The aggregate of the Closing Payment and the Deferred Payment (as defined below) shall initially be allocated among the shares of TTI and SDI comprising the Stock, and the Option, as set forth on Schedule 1.6(e) hereto (the "Initial Allocation"). In the event that the Earn-Out Payment is greater than $0, the Initial Allocation shall be adjusted proportionately. Buyer, the Companies and the Shareholder will file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with the Initial Allocation, as adjusted.

         1.7 Deferred Payment. Upon the terms and subject to the conditions of this Agreement, and in further consideration of the sale, assignment, transfer, conveyance and delivery of the Stock and the Assets, Buyer will deliver or cause to be delivered to the Shareholder, on January 1, 2001 (the "Deferred Payment Date"), an amount equal to $2,300,000 (the "Deferred Payment"). One-third (1/3) of the Deferred Payment shall be delivered in the form of cash, with the balance of the Deferred Payment delivered in the form determined pursuant to Section 1.11 hereof.

         1.8 Earn-Out Payment. Upon the terms and subject to the conditions of this Agreement, and in further consideration of the sale, assignment, transfer, conveyance and delivery of the Stock and the grant of the Option, Buyer will deliver or cause to be delivered to the Shareholder on May 1, 2000 (the "Earn-Out Payment Date"), an amount (the "Earn-Out Payment") (which shall not be less than $0 nor greater than $3,300,000), to be determined based on the excess, if any, of EBITDA of the TWR Group for the fiscal year ending December 31, 1999 (the "1999 EBITDA"), as reflected in the Audited 1999 Statements (as defined below), over $3,500,000. For purposes of this Agreement, "EBITDA" shall mean consolidated earnings before deduction for interest, taxes, depreciation and amortization. For purposes of this Agreement, "1999 EBITDA" shall be calculated as set forth in Schedule 1.8 hereto. The Earn-Out Payment shall be delivered in the form determined pursuant to Section 1.11 hereof and shall be calculated according to the following table:

                1999 EBITDA                                               Earn-Out Payment

                <=$3,500,000                                              $        0
                  $3,600,000                                              $  330,000
                  $3,700,000                                              $  660,000
                  $3,800,000                                              $  990,000
                  $3,900,000                                              $1,320,000
                  $4,000,000                                              $1,650,000
                  $4,100,000                                              $1,980,000
                  $4,200,000                                              $2,310,000
                  $4,300,000                                              $2,640,000
                  $4,400,000                                              $2,970,000
                >=$4,500,000                                              $3,300,000


         In the event that 1999 EBITDA falls between any of the figures set forth above, the Earn-Out Payment shall be interpolated between the respective levels to reflect the precise calculation.

         (The sum of the Closing Payment, the Deferred Payment and the Earn-Out Payment is sometimes collectively referred to herein as the "Purchase Price".)

         1.9 Audit of 1999 Company Financial Statements. The Shareholder has previously delivered to Buyer the audited consolidated balance sheet and the statements of operations, stockholders' equity and cash flows of each of TTI and SDI, for the fiscal year ending December 31, 1998, and the unaudited balance sheet and statements of income of each of the Foreign Subsidiaries for the fiscal year ending December 31, 1998, all as set forth in Schedule 2.4 hereof (collectively, the "Company Statements"). After December 31, 1999, Buyer shall, at Buyer's expense, cause KPMG Peat Marwick, L.L.P. ("KPMG") to prepare and deliver to the Buyer and to the Shareholder a consolidated audited balance sheet and statement of income of the TWR Group for the fiscal year ending December 31, 1999 (collectively, the "Audited 1999 Statements"), in accordance with generally accepted accounting principles and applying the "percentage of completion" method of accounting ("GAAP"). Buyer shall use reasonable efforts to cause the Audited 1999 Statements to be delivered by KPMG on or prior to March 31, 2000.

         1.10 Dispute Resolution. Within 30 days after the delivery of the Closing Balance Sheet or the Audited 1999 Statements (as applicable), the Shareholder shall notify Buyer in writing of any objections of the Shareholder to such Closing Balance Sheet or Audited 1999 Statements, specifying in reasonable detail any such objections, and if the Shareholder fails to notify the Buyer in writing of any objections within such period the Shareholder shall be deemed to have agreed to the Closing Balance Sheet or Audited 1999 Statements. If the Shareholder does not so object or if the Shareholder and the Buyer agree on the resolution of all such objections, the Closing Balance Sheet or Audited 1999 Statements (with any such changes as may have been agreed) shall be final and binding. The Shareholder and the Buyer shall negotiate in good faith to attempt to resolve any such objections, provided that the Shareholder and the Buyer shall each have the right, at any time, to unilaterally terminate in writing all discussions with respect to such objections or changes. Not later than ten business days after either the Shareholder or the Buyer shall have terminated such discussions, all such disputed items shall be submitted for resolution to a certified public accounting firm of national standing designated by the Shareholder and the Buyer (the "Auditor"), which Auditor shall be independent of and have no ongoing business relationship with any of the Companies, the Shareholder, Buyer or their respective affiliates. The Shareholder and the Buyer shall each (i) cooperate fully with the Auditor and furnish to the Auditor such work papers and other documents and information as the Auditor may request, (ii) bear 50% of the fees and expenses of the Auditor incurred in connection with the dispute resolution procedure pursuant to this Section 1.12, and (iii) be afforded an opportunity to present to the Auditor any material it deems relevant and to discuss the matters in dispute with the Auditor. The Shareholder and the Buyer shall use reasonable efforts to cause the report of the Auditor to be rendered within 15 days of its appointment, and the Auditor's determination as to the appropriateness and extent of changes (if any) to the Closing Balance Sheet or Audited 1999 Statements shall be final and binding.

         1.11 Form of Deferred and Earn-Out Payments. Each of (y) the applicable portion of Deferred Payment and (z) the Earn-Out Payment shall be delivered to the Shareholder in the form determined pursuant to the following:

                  (a) in the event that, prior to the Deferred Payment Date (with respect to the Deferred Payment) or the Earn-Out Payment Date (with respect to the Earn-Out Payment), Clear shall have (i) listed any of its equity securities on a national securities exchange or automated quotation and (ii) become a reporting company pursuant to the Securities Exchange Act of 1934 (a "Going Public Event"), the applicable portion of the Deferred Payment and the Earn-Out Payment shall each take the form of such number of the publicly traded equity securities of Clear (the "Public Stock") as shall be determined by dividing the dollar amount of the applicable portion of the Deferred Payment and the Earn-Out Payment, as applicable, by the average, for the 30 consecutive trading days (or such lesser number of trading days as shall have elapsed subsequent to the Going Public Event) ending on the fifth trading day prior to the Deferred Payment Date (with respect to the Deferred Payment) or the Earn-Out Payment Date (with respect to the Earn-Out Payment), of the closing asked price for a share of Public Stock, as reported by an authoritative source designated by Buyer (or, if such information is not available, the closing sales price therefor), and rounding up to the nearest whole share;

                  (b) in the event that, prior to the Deferred Payment Date (with respect to the Deferred Payment) or the Earn-Out Payment Date (with respect to the Earn-Out Payment), no Going Public Event shall have occurred, the applicable portion of the Deferred Payment and the Earn-Out Payment shall each take the form of one or more subordinated convertible promissory notes of Clear in the form of, and containing the terms set forth in, Exhibit B hereto (the "Notes"), provided, however, that any Note issued with respect to the Earn-Out Payment shall bear interest from January 1, 2000, regardless of the actual date of its issuance.

         1.12 Deliveries at Closing. (a) Deliveries by the Shareholder. At the Closing, the Shareholder shall deliver to Buyer:

                           (i)      stock certificates or other instruments
representing all of the Stock, endorsed in blank or accompanied by stock powers executed in blank, or such other instruments of transfer as shall be necessary in order to validly vest in Buyer good legal and beneficial title to the Stock;

                           (ii)     an Investment Letter set forth in Exhibit B
hereto, executed by the Shareholder; and

                           (iii)    such other certificates and documents as
may be required by the terms of this Agreement or as Buyer or its counsel may reasonably request.

                  (b) Deliveries by Buyer. At the Closing, the Buyer shall deliver to the Shareholder:

                           (i)      the Closing Payment; and

                           (ii)     such other certificates and documents as
may be required by the terms of this Agreement or as the Shareholder or its counsel may reasonably request.

         1.13 Deferred Payment and Earn-Out Payment Closings. On each of the Deferred Payment Date and the Earn-Out Payment Date, Buyer and the Shareholder shall hold a closing (each a "Deferred Closing") at the location of the Closing, or such other place as the parties may mutually agree. At any Deferred Closing, Buyer shall deliver to the Shareholder, to the extent required pursuant to the terms of this Agreement, either the Deferred Payment or the Earn-Out Payment, all in accordance with the terms of this Agreement, and the Shareholder shall deliver to Buyer an Investment Letter substantially in the form set forth in Exhibit B hereto, executed by the Shareholder and dated as of the date of such Deferred Closing.

         1.14 Restrictive Legend. The Public Stock and the Notes, if any, to be issued pursuant to this Agreement shall be "restricted securities", as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") and each certificate representing any such securities shall bear any legend or legends required by applicable state securities laws or otherwise, as well as a legend substantially similar to the following:

         "THE SECURITIES EVIDENCED HEREBY WERE ISSUED AND SOLD WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE, INCLUDING THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, IN RELIANCE UPON CERTAIN EXEMPTIVE PROVISIONS OF SAID ACTS. SAID SECURITIES CANNOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER WOULD BE: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; AND (2) IN A TRANSACTION WHICH IS EXEMPT UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS, OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH LAWS."


         1.15 Designation as Director of Clear. In further consideration of the sale, assignment, transfer, conveyance and delivery of the Stock and the grant of the Option, subsequent to and conditioned upon consummation of the Closing, Johnston shall appoint the Shareholder as a designee of Johnston on the Board of Directors of Clear, and the Shareholder hereby agrees to serve as a director of Clear, subject to the conditions of the charter documents and bylaws of Clear and any shareholder or similar agreements to which Johnston is a party from time to time in effect that govern such designation by Johnston. The appointment of the Shareholder as designee of Johnston shall take place at the Clear Board of Directors meeting to be held in December 1999, and the Shareholder shall take office at the Clear Board of Directors meeting to be held in January 2000.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Buyer shall rely thereon, the Shareholder hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as set forth below.

         2.1      Corporate.

                  (a) Organization. Each of the Companies is a corporation or limited liability company duly organized, validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, each of which is identified on Schedule 2.1. Except as set forth on Schedule 2.1, each of the Companies has elected to be taxed as an "S - corporation" or a limited liability company. Except as set forth on Schedule 2.1, no entity has ever merged with or been consolidated into any of the Companies.

                  (b) Corporate Power. Each of the Companies has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted. Except as set forth on Schedule 2.1(b), each of the Companies is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which a failure to be so qualified would have a Material Adverse Effect (as defined in Section 2.24 hereof).

                  (c) Subsidiaries. Except as set forth on Schedule 2.1, none of the Companies currently owns, or has ever owned, directly or indirectly, any capital stock or other equity securities of any corporation or has any direct or indirect equity or other ownership interest in any entity or business.

                  (d) Corporate Documents, Etc. Copies of the certificate or articles of incorporation or organization and bylaws or regulations of each of the Companies, including any amendments thereto, which have been delivered by the Companies to Buyer are true, correct and complete copies of such instruments as presently in effect. The corporate minute book and stock records of each of the Companies which have been furnished to Buyer for inspection are true, correct and complete in all material respects and accurately reflect all material corporate action taken by each of the Companies, including all transactions and actions with respect to the equity interests of each of the Companies.

                  (e) Capitalization and Title to Stock. The authorized capital stock or other equity interests of each of the Companies is as set forth in Schedule 2.1(e). No shares of such capital stock or other equity interests are issued and outstanding except for shares identified in Schedule 2.1(e). The shares of capital stock or other equity interests of each of the Companies are owned of record or beneficially by the persons and in the amounts set forth in Schedule 2.1(e), which sets forth the address of each such person. Except as set forth on
Schedule 2.1(e), all shares of capital stock identified on Schedule 2.1(e) are validly issued, fully paid and nonassessable and each of the persons identified on such schedule has full power and authority to convey, free and clear of all liens, encumbrances, equities, restrictions, claims and obligations of every kind ("Encumbrances"), all such shares of capital stock or other equity interests, and, upon delivery of such shares of capital stock or other equity interests, as provided in Section 1.12, Buyer will acquire good and marketable title to the capital stock of each of the Companies, free and clear of all Encumbrances. Except as set forth on Schedule 2.1(e), there are no (i) securities convertible into or exchangeable for any of the capital stock or other securities of any of the Companies, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of any of the Companies, or securities which are convertible into or exchangeable for capital stock or other securities of any of the Companies or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any of the Companies, any such convertible or exchangeable securities or any such options, warrants or other rights. Schedule 2.1(e) sets forth, with respect to each issuance of stock of each of the Companies, the date of issuance, the purchaser(s), and the consideration received therefor. Except as set forth on Schedule 2.1(e), no person or entity has, or ever has had, any ownership interest in the assets, properties or business of any of the Companies. Except as set forth on Schedule 2.1(e), there are no options, contracts, commitments, agreements, understandings or arrangements of any kind to purchase any ownership interest in any of the Companies or any of their properties, businesses or assets.

         2.2 Authorization; Validity. The execution and delivery of this Agreement and the other agreements, instruments and documents contemplated hereby (such other agreements, instruments and documents sometimes referred to herein as the "Ancillary Instruments") and the performance of the obligations set forth herein and therein, have been duly authorized by the Board of Directors (and, in the case of TFOC, the members) of each of the Companies and the Shareholder, and no other or further corporate act on the part of any of the Companies or the Shareholder is necessary therefor. The Shareholder has unanimously approved the Acquisition. This Agreement has been duly and validly executed and delivered by the Shareholder and is, and when executed and delivered the Ancillary Instruments to be executed and delivered by any of the Companies or the Shareholder pursuant hereto will be, legal, valid and binding obligations of each such person or entity, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

         2.3 No Violation. Except as set forth on Schedule 2.3, no Governmental Approval, or any consent, authorization or approval of any other third party, is necessary in order to enable the Shareholder or TFOC to enter into and perform their obligations under this Agreement and to consummate the transactions contemplated hereby, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

                  (a) be in violation of the articles of incorporation or organization or bylaws or regulations of any of the Companies or constitute a breach of the terms of any evidence of indebtedness or agreement relating to any of the Companies' business to which any of the Companies is a party;

                  (b) cause a default under any mortgage or deed of trust or other lien, charge or encumbrance to which any asset of any of the Companies or the Stock is subject or under any contract relating to any of the Companies' business to which any of the Companies is a party, or permit the termination of any such contract by another person;

                  (c) result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any asset of any of the Companies or the Stock under any agreement or commitment to which any of the Companies is bound;

                  (d) accelerate, or constitute an event entitling, or which would, upon notice or lapse of time or both, entitle the holder of any indebtedness of any of the Companies or a Shareholder to accelerate the maturity of any such indebtedness;

                  (e) conflict with or result in the breach of any writ, injunction or decree of any court or governmental instrumentality binding on any of the Companies or a Shareholder; or

                  (f) violate any Governmental Approval, statute, law or regulation of any jurisdiction as such Governmental Approval, statute, law or regulation relates to the properties or business of any of the Companies.

         For purposes of this Agreement, "Governmental Approvals" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Governmental Authority. For purposes of this Agreement, "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator of competent jurisdiction, and any self-regulatory organization.

         2.4 Financial Statements. Attached as Schedule 2.4 are copies of the Company Statements. The Company Statements were prepared from the books and records of the Companies in a manner conforming to GAAP and fairly present the financial condition of each of the Companies as of the date thereof.

         2.5 Absence of Undisclosed Liabilities. All liabilities, commitments or obligations of the Companies with respect to the Companies' businesses (whether secured or unsecured and whether accrued, absolute, contingent, direct or indirect or otherwise and whether due or to become due) are set forth or adequately reserved against in the Company Statements, except for liabilities incurred as a result of the transactions contemplated by this Agreement and except for commercial liabilities and obligations incurred since the date of the Company Statements in the ordinary course of business and consistent with past practice and which will not have a Material Adverse Effect. Except as set forth on Schedule 2.5 hereto and to the extent described in the Company Statements, the Shareholder has no knowledge of any basis for the assertion against any of the Companies of any liability, and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, known to the Shareholder which may likely give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of business and consistent with past practice.

         2.6      Title to Properties; Encumbrances.

                  (a) Good Title. Except as set forth in Schedule 2.6 (a), each of the Companies has good title to all of its assets, businesses and properties used or useful in its business and necessary to permit it to carry on its business as presently conducted, and with respect to real property leased by each of the Companies for use in its business, good leasehold estates or lessee's interests, including, without limitation, all such properties (tangible and intangible) reflected in the Company Statements (except for inventory disposed of in the ordinary course of business since the date of such Company Statements) free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, mineral rights, charges or Encumbrances of any nature whatsoever (collectively, "Liens") except, in the case of real property identified on Schedule 2.11(a), for Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the Company Statements), municipal and zoning ordinances and easements for public utilities, none of which interfere with the use of the property as currently utilized (the "Permitted Liens"). None of the assets, businesses or properties of any of the Companies used or useful in the Companies' businesses are subject to any restrictions with respect to the transferability thereof and title thereto will not be affected in any way by the transactions contemplated hereby other than as disclosed in Schedule 2.6(a).

                  (b) Condition. Except as set forth on Schedule 2.6(b), all property and assets owned or utilized by any of the Companies in the Companies businesses are in good operating condition and repair (except such minor defects as do not interfere with the use thereof in the conduct of normal operations), have been maintained consistent with the standards generally followed in the industry and were sufficient to carry on the Companies' businesses as conducted during the preceding twelve (12) months.

         2.7 Inventory. (a) All inventory of each of the Companies is reflected on Schedule 2.7, and all such inventory consists of a quality and quantity useable and saleable in the ordinary course of business not later than the first anniversary of the Closing Date (except for immaterial amounts and except as otherwise indicated on Schedule 2.7) and has a commercial value at least equal to the value shown on Schedule 2.7, which value has been established at cost. (b) Except as set forth on

Schedule 2.7(b), all inventory of each of the Companies with respect to its business is located on Real Property (as hereinafter defined) of the Companies.

         2.8      Compliance with Laws.

                  (a) Compliance. Except as set forth on Schedule 2.8(a), each of the Companies (including all of its operations, practices, properties, real or personal, owned or leased, and assets) is in compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws") violation of which, if uncured, would have a Material Adverse Effect, including without limitation, Laws applicable to the offer or sale of securities, discrimination in employment, the Americans with Disabilities Act, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising and the Environmental Laws (as hereinafter defined). Except as set forth in Schedule 2.8(a), none of the Companies has at any time owned any Real Property (as hereinafter defined). Any Real Property is unconditionally zoned a classification that allows its current use, and, to the Knowledge of the Shareholder, such zoning is not being challenged by legal process, and no change or modification thereof is being sought by any person or entity, including, but not limited to, governmental or quasi-governmental authorities. Except as set forth in Schedule 2.8(a), none of the Companies, nor to the Knowledge of the Shareholder, any landlord of any of the Companies, has received notice of any violation or alleged violation of, or is subject to liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing violation of, any Laws. To the Knowledge of the Shareholder, all reports and returns required to be filed by any of the Companies with any governmental authority have been filed, and were accurate and complete when filed. For purposes of this Agreement, "Knowledge" shall mean the actual knowledge of the person indicated, after due inquiry of all of the directors, officers, employees and agents of any corporate or other entity with which such person is affiliated who would be reasonably likely to know the information referred to. Without limiting the generality of the foregoing:

                           (i)      The operation of each of the Companies'
businesses as now conducted does not, nor does any condition existing at any of the facilities in which the Companies' businesses are conducted (collectively, the "Facilities"), in any manner constitute a breach or violation of any lease or other agreement governing the use of such Facilities. None of the Companies or the Shareholder has received any notice of or otherwise has any Knowledge about any claim or likely potential claim that the operation of the Companies' businesses as now conducted or any condition existing at the Facilities allegedly constitutes a nuisance or other tortious interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of such businesses or the manner in which they are now conducted;

                           (ii)     each of the Companies has made all required
payments to its unemployment compensation reserve accounts with the appropriate governmental departments of the states where it is required to maintain such accounts, and, to the Knowledge of the Shareholder, each of such accounts has a positive balance;

                           (iii)    none of the Companies, for the past three
(3) years, has been required to file any reports under the federal Occupational Safety and Health Act of 1970, as amended, or under all other applicable health and safety laws and regulations, except for reports, the failure to file which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b)      Licenses and Permits. Except as set forth on
Schedule 2.8(b), none of the Companies requires any licenses, permits, approvals, authorizations, or consents from any governmental and regulatory authorities for the conduct of their respective businesses (as presently conducted or as proposed to be conducted), or for the operation of the Facilities. Each of the Companies (including its operations, properties, whether owned or leased, and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents applicable to the conduct of its business in the State of Texas and the other jurisdictions in which it conducts business.

                  (c) Environmental Matters. The applicable Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, release or threatened release of pollutants, contaminants, asbestos, lead-based paints, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes ("Waste") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act ("CERCLA"), as amended, and their state and local counterparts are herein collectively referred to as the "Environmental Laws." Except as set forth on Schedule 2.8(c), including, if any, the Phase I environmental reports attached thereto, to the Knowledge of the Shareholder, no Waste exists on or under the Real Property (as defined in Section 2.11(a) herein) and none of the Companies, nor, to the Knowledge of the Shareholder, any of their predecessors in title, or any other person, has ever used the Real Property for the processing, handling, manufacture, generation, treatment, storage, or disposal of any Waste, nor has the Real Property been used as a landfill or as a dump for garbage, refuse or Waste. Without limiting the generality of the foregoing provisions of this Section 2.8, each of the Companies is in material compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as specifically described in Schedule 2.8(c), there is no civil, criminal or administrative action, suit, demand, notice or demand letter, claim, hearing, notice of violation, investigation or proceeding pending, or, the Knowledge of the Shareholder, threatened, against any of the Companies, or to the Knowledge of the Shareholder, any landlord of any of the Companies, relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in
Schedule 2.8(c), there are no past or present (or, to the best of the Knowledge of the Companies and the Shareholder) future events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any liability, including, without limitation, liability under CERCLA or similar state or local Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, remediation plan, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Waste.

         2.9 Litigation. Except as set forth in Schedule 2.9, there is no action, suit, arbitration proceeding, investigation or inquiry, pending before any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality or, to the Knowledge of the Shareholder, threatened, against any of the Companies or their respective officers or directors (in their capacity as officers or directors of the Company), business or assets, nor does the Shareholder know, or have grounds to know, of any reasonable basis for any such proceedings, investigations or inquiries. Schedule 2.9 also identifies all such actions, suits, proceedings, investigations and inquiries to which any of the Companies or their officers or directors (in their capacity as officers or directors of the Company) have ever been parties, wherein either the amount in controversy exceeded $10,000 or the relief sought or requested required remedial action other than the payment of money. Except as set forth in
Schedule 2.9, none of the Companies, their businesses or assets is subject to any judgment, order, writ or injunction of any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         2.10     Contracts and Commitments.

                  (a)      Real Property Leases. Except as set forth in
Schedule 2.10(a), none of the Companies has any leases of real property which are used or useful in their respective businesses.

                  (b)      Personal Property Leases. Except as set forth in
Schedule 2.10(b), none of the Companies has any leases of personal property which are used or useful in their respective businesses involving consideration or other expenditure in excess of $1,000 or involving performance over a period of more than six (6) months.

                  (c)      Purchase Commitments. Except as set forth on
Schedule 2.10(c), none of the Companies has any purchase commitments for inventory items or supplies for use in their respective businesses that, together with amounts on hand, constitute in excess of three months normal usage, or which are at an excessive price.

                  (d) Sales Commitments. Except as set forth on Schedule 2.10(d), none of the Companies has (i) any sales contracts or commitments to customers with respect to their respective businesses which aggregate in excess of $10,000 to any one customer (or group of affiliated customers), or (ii) any sales contracts or commitments with respect to their respective businesses except those made in the ordinary course of business, at arm's length.

                  (e) Contracts With Certain Persons. Except as set forth on Schedule 2.10(e), none of the Companies has any agreement, understanding, contract or commitment (written or oral) with any current or former officer, director, employee, agent, or consultant with respect to their respective businesses that is not cancelable by the applicable Company on notice of not longer than thirty (30) days without liability, penalty or premium of any nature or kind whatsoever.

                  (f) Power of Attorney. Except as set forth on Schedule 2.10(f), none of the Companies has given any power of attorney with respect to their respective businesses, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

                  (g) Collective Bargaining Agreements. None of the Companies is a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

                  (h) Loan Agreements. Except as set forth in Schedule 2.10(h), none of the Companies is obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

                  (i) Guarantees. Except as set forth on Schedule 2.10(i), none of the Companies has guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                  (j) Contracts Subject to Renegotiation. Except as set forth on Schedule 2.10(j), none of the Companies is a party to any contract with any governmental body (with respect to its business) which is subject to renegotiation.

                  (k) Burdensome or Restrictive Agreements. None of the Companies is a party to or bound by any agreement, deed, lease or other instrument with respect to its business which is so burdensome as to materially affect or impair the operation of the business. Without limiting the generality of the foregoing, none of the Companies is a party to or bound by any agreement requiring it to assign any interest in any trade secret or proprietary information, or with respect to its business, prohibiting or restricting it from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

                  (l)      Other Material Contracts. Except as described in
Schedule 2.10(l) or in any other Schedule, none of the Companies has any lease, contract or commitment of any nature involving consideration or other expenditure in excess of $10,000, or involving performance over a period of more than six (6) months, or which is otherwise individually material to the operations of its business.

                  (m) No Default. Except as set forth on Schedule 2.10(m), none of the Companies is in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a material default thereunder or cause the acceleration of any obligations of the Company thereunder, result in the creation of any Lien on any of the assets owned, used or occupied by the Company in connection with its business or give rise to an automatic termination, or the right of discretionary termination thereof. No third party is in default under any lease, contract or commitment to which any of the Companies is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

         2.11     Real Estate.

                  (a) Real Property. Schedule 2.11(a) sets forth all real property owned, used or occupied by any of the Companies or their predecessors in the conduct of their respective businesses (the "Real Property"). Schedule 2.11(a) identifies the leases (oral or written) and all amendments thereto and extensions thereof, under which any of the Companies now uses any such Real Property (the "Leases"), as well as any guarantors of tenant's obligations under such Leases, true and correct copies of which written Leases (or descriptions of oral Leases or arrangements) have been delivered to Buyer. Except where the absence thereof would not have a Material Adverse Effect, there are now in full force and effect duly issued certificates of occupancy permitting the Real Property and improvements located thereon to be legally used and occupied as the same are now constituted. Schedule 2.11(a) further identifies any lease under which any subtenants, tenants, assignees, licensees, concessionaires or other entities, other than one or more of the Companies, have a right to occupy all or any portion of the Real Property, and true and correct copies of all such leases have been delivered to Buyer (or, if an oral arrangement, such arrangements have been fully described on Schedule 2.11(a)). Except where the absence thereof would not have a Material Adverse Effect, all of the Real Property has permanent rights of access to dedicated public highways. None of the Companies or the Shareholder has notice or Knowledge of any fact or condition existing on the Real Property which would prohibit or adversely affect the ordinary rights of access to and from the Real Property, and there is no pending or threatened restriction or denial, governmental or otherwise, with respect to such ingress and egress. None of the Companies or the Shareholder has notice or Knowledge of (i) any claim of adverse possession or prescriptive rights involving any of the Real Property, (ii) any structure located on any Real Property which encroaches on or over the boundaries of neighboring or adjacent properties, or (iii) any structure of any other party which encroaches on or over the boundaries of any of such Real Property. No public improvements have been commenced and, to the Knowledge of the Shareholder, none are planned which in either case may result in special assessments against or otherwise materially adversely affect any Real Property. None of the Companies or the Shareholder has notice or Knowledge of any (i) planned or proposed increase in assessed valuations of any Real Property (other than routine general valuations of all property located in the taxing district or districts in which the Real Property is located), (ii) governmental agency or court order requiring repair, alteration, or correction of any existing condition affecting any Real Property or the systems or improvements thereat, (iii) condition or defect which could give rise to an order of the sort referred to in subdivision
(ii) above, (iv) underground storage tanks affecting any Real Property, or (v) work that has been done or labor or materials that has or have been furnished to any Real Property during the period six (6) months immediately preceding the date of this Agreement for which Liens could be filed against any of the Real Property.

                  (b) No Condemnation or Expropriation. Neither the whole nor any portion of the property or any other assets of the Companies used or useful in the Companies' businesses is currently subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the Knowledge of the Shareholder has any such condemnation, expropriation or taking been proposed.

                  (c) Leases. All of the Leases, true and complete copies of which have been delivered or made available to Buyer, are in effect and none of the Companies is in default under or with respect to any material term of the Leases, or has received or sent any notice of any default under or with respect to any of the same. No other party to any of the Leases is in material default under or with respect to any of the same.

         2.12 Accounts Receivable. All accounts receivable of each of the Companies reflected on the Company Statements, other than as described in
Schedule 2.12(a), and those arising since the date of the Company Statements, represent arm's length sales actually made in the ordinary course of business; are collectible in the ordinary course of business not later than the six-month anniversary of the Closing Date (without regard to reserves); are subject to no counterclaim or set off; and are not in dispute. Items contained in Schedule 2.12(a) are collectible no later than the first anniversary of the Closing Date. Schedule 2.12(b) contains an aged schedule of accounts receivable with respect to each of the Companies included in the Company Statements and as of a date not more than thirty (30) days prior to the date hereof. None of the Companies is owed any receivable by any customer as a result of any retainage of funds by such customer pursuant to any installation agreement or other contractual agreement with one of the Companies which has been owed for a period of time exceeding six months in length (to be calculated as of the Closing Date).

         2.13     Trade Rights.

                  (a) Schedule 2.13 lists all Trade Rights (as defined below) of the type described in clauses (i), (ii), (iii) and (iv) and, to the extent practicable, clause (v) of Section 2.13(e) in which any of the Companies (with respect to its business) now has any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by it, and also indicating which of such Trade Rights are registered.

                  (b)      All Trade Rights shown as registered in Schedule
2.13 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current.

                  (c) To conduct each of the Companies' businesses as such is currently being conducted, none of the Companies requires any Trade Rights that it does not already have. To the Knowledge of the Shareholder, none of the Companies is infringing or has infringed any Trade Rights of another in the operation of its business, nor to the Knowledge of the Shareholder is any other person infringing the Trade Rights of any of the Companies. Except as set forth on Schedule 2.13, none of the Companies has granted any license or made any assignment of any Trade Rights listed on Schedule 2.13, nor does any of the Companies pay any royalties or other consideration for the right to use any Trade Rights of others. There are no inquiries, investigations, or claims or litigation, challenging or threatening to challenge the right, title and interest of any of the Companies with respect to its continued use and right to preclude others from using any of its Trade Rights. All Trade Rights of the Companies are enforceable and in good standing, and there are no equitable or statutory defenses to enforcement based on any act or omission of the Companies. The consummation of the transactions contemplated hereby will not alter or impair any Trade Rights owned or used by any of the Companies.

                  (d) Except as set forth on Schedule 2.13(d), the Companies have used commercially prudent efforts to protect the Trade Rights owned or used by them.

                  (e) As used herein, the term "Trade Rights" shall mean and include: (i) all United States, state and foreign trademark rights, business identifiers, trade dress, service marks, trade names and brand names, including all claims for infringement, and all registrations thereof and applications therefor and all goodwill associated with the foregoing accruing from the dates of first use thereof; (ii) all United States and foreign copyrights, copyright registrations and copyright applications, including all claims for infringement, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all United States and foreign patents and patent applications, including all claims for infringement and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; and (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee and third party covenants and agreements respecting confidentiality, intellectual property and non-competition (including without limitation agreements executed by potential purchasers of the Companies' businesses, or any part thereof) and all other types of intellectual property.

         2.14 Broker's or Finder's Fees. Except for William D. Hout and Henron Group, Inc. d/b/a "ABA American Business Acquisitions", all of the fees and expenses of which shall be paid by the Shareholder, no agent, broker, person or firm acting on behalf of the Companies or the Shareholder is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

         2.15     Employee Benefit Plans.

                  (a) Disclosure. Schedule 2.15(a) sets forth all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by any of the Companies ("Company Employees"). The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee Plan/Agreement." True and correct copies of all the Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to Buyer. No Employee Plan/Agreement is a "multi-employer plan" (as defined in Section 401 of ERISA), and none of the Companies has ever contributed or been obligated to contribute to any such multi-employer plan.

                  (b) Prohibited Transactions. Except for such items as would not, individually or in the aggregate, have a Material Adverse Effect, there have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and no event or omission has occurred in connection with which any of the Companies or any of their respective assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any liability under ERISA or the Code.

                  (c) Payments and Compliance. Except for such items as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to each Employee Plan/Agreement, all payments due from any of the Companies to date have been made and all amounts properly accrued to date as liabilities of any of the Companies which have not been paid have been properly recorded on its books and to the extent they relate to employees employed as of the date thereof, are reflected in the Company Statements.

                  (d) Post-Retirement Benefits. Except for such items as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to each Employee Plan/Agreement which provides welfare benefits of the type described in Section 3(1) of ERISA: (i) no such Employee Plan/Agreement provides medical or death benefits with respect to current or former employees, directors or consultants of any of the Companies beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code; (ii) each such Employee Plan/Agreement has been administered in compliance with Sections

601-608 of ERISA and 4980B(f) of the Code; and (iii) no such Employee Plan / Agreement has reserves, assets, surpluses or prepaid premiums.

                  (e) No Triggering of Obligations. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of any of the Companies to severance pay, any payment pursuant to any "golden parachute" or other agreement providing for payment to any employee upon a change in control of any of the Companies, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or
Section 4975 of the Code for which an exemption is not available.

                  (f) Future Commitments. There are no announced plans or legally binding commitments to create any additional Employee Plans/Agreements or to amend or modify any existing Employee Plan/Agreement.

         2.16 Employment Compensation. Schedule 2.16 contains a true and correct list of all employees to whom each of the Companies is paying compensation, including bonuses and incentives for services rendered or otherwise, the annual salary, average commission, or hourly wage compensation of each such employee, and any bonus paid to each respective employee relating to services rendered during the 1998 fiscal year. Buyer has been provided a copy of all W-2 forms distributed to each employee of the Company in respect of compensation received in the 1998 tax year.

         2.17 Labor Matters. Each of the Companies is currently in compliance with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours and authorizations, except for such matters of non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Companies has paid or caused to be paid all compensation, including bonuses and accrued vacation pay, if any, due and payable to its employees through the date hereof and will cause such amounts to be paid through the Closing Date. Except as set forth in Schedule 2.17, within the last five (5) years none of the Companies has experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements. Except to the extent set forth in
Schedule 2.17, (i) there is no unfair labor practice charge or complaint against any of the Companies pending or threatened; (ii) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting any of the Companies nor any secondary boycott with respect to products of any of the Companies; (iii) no question concerning representation has been raised or is threatened respecting the employees of any of the Companies; and (iv) there is no grievance which might have a Material Adverse Effect.

         2.18     Tax Matters.

                  (a) Provision For Taxes. The provision made for taxes on the Company Statements is sufficient for the payment of all federal, state, foreign, county, local and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments, whether or not disputed, for which each of the Companies may be liable at the date of such Company Statements and for all years and periods prior thereto. Since the date of such Company Statements, none of the Companies has incurred any taxes other than taxes incurred in the ordinary course of business consistent in type and amount with past practices and taxes incurred as a result of the transactions contemplated by this Agreement.

                  (b) Tax Returns Filed. Except as set forth on Schedule 2.18(b), all federal, state, foreign, county, local and other tax returns required to be filed by or on behalf of each of the Companies as of the date of this Agreement have been timely filed (or if filed late all applicable penalties and interest have been paid) and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued. True and complete copies of the tax returns filed by the Companies for the three (3) most recent fiscal years have been delivered to Buyer. Each of the Companies has duly withheld and paid all taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid or owing to its respective employees, independent contractors or other third parties.

                  (c) Tax Audits. Except as set forth on Schedule 2.18(c), the federal and state income tax returns of the Companies have not been audited by the Internal Revenue Service ("IRS") or any state taxing authorities and none of the Companies has received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed. There are outstanding no agreements or waivers extending the statutory period of limitations applicable to any tax return or report.

                  (d)      S Corporation Status. Except as set forth on
Schedule 2.18(d), each of the Companies, other than TWR Family of Companies, LLC and the Foreign Subsidiaries, has been an electing S corporation within the meaning of the Code at all times since its incorporation, and will remain an S corporation through the Closing Date.

                  (e) Other Tax Matters. None of the Companies has filed a consent under Section 341(f) of the Internal Revenue Code, as amended (the "Code") concerning collapsible corporations. None of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under
Section 280G of the Code. None of the Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Companies is a party to any tax allocation or sharing agreement. None of the Companies (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has liability for the taxes of any person or entity under Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

         2.19     Insurance.

                  (a) Policies in Effect. Set forth in Schedule 2.19(a) is a complete and accurate list of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of each of the Companies, true and correct copies of which have been delivered to Buyer. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of each of the Companies as set forth therein; and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. None of the Companies has been refused any insurance with respect to any aspect of the operation of its business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. To the Knowledge of the Shareholder, each of the Companies has duly and timely made all material claims it has been entitled to make under each policy of insurance. Except as set forth on
Schedule 2.19(a), the Shareholder has no notice or Knowledge of any claim by any of the Companies pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and the Shareholder knows of no basis for denial of any claim under any such policy. Except as set forth on Schedule 2.19(a), none of the Companies has received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or termination of such policy or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of any such policy, and the Shareholder has no Knowledge of any act or omission which could result in cancellation of any such policy prior to its scheduled expiration date.

                  (b)      Workers Compensation Coverage.

                           (i)      Current Claims. Set forth separately in
Schedule 2.19(b)(i) is (1) a list of all claims made for work-related injuries or other work-related claims for which any of the Companies or its insurer has continuing obligations to any current or former employee under any state workers' compensation law or any policy of workers' compensation insurance, including without limitation the obligation to pay temporary or total disability benefits, medical benefits, periods of open medical treatment which may require payments of medical benefits in the future, or any other obligations (the "Workers' Compensation Claims"), and (2) a list of all the current or former employees of each of the Companies who have or had a Workers' Compensation Claim, including current or former employees of each of the Companies who have given notice of an injury or work-related claim which has not yet resulted in a Workers' Compensation Claim, including the date of the accident or occurrence giving rise to such claim, the total payments made to or on behalf of such current or former employee and, if known, the date on which any obligations to each such employee terminate.

                           (ii)     Increased Risk or Premium. Since January 1,
1989, none of the Companies has ever been denied workers' compensation insurance or been placed in a high-risk or increased-risk pool or been categorized under a similar rating system reflecting an above-average incidence of work-related injuries for purposes of determining the workers' compensation insurance premium.

         2.20     Bonds and Other Surety.

                  (a)      Qualification for Bond. Except as set forth in
Schedule 2.20(a), there have been no occasions upon which any of the Companies has been unable to qualify for any performance bond, payment bond, fidelity bond, bid bond, bond to discharge lien, federal Miller Act bond, or other state law bond patterned after the federal Miller Act, or other form of surety.

                  (b)      Other Forms of Surety. Except as set forth in
Schedule 2.20(b), none of the Companies has provided surety in the form of an escrow of cash funds, bank draft, letter of credit, certified check, pledge of assets, or in any other form as a substitute for or in addition to the surety provided by any performance bond, payment bond, fidelity bond, bid bond, bond to discharge lien, federal Miller Act bond, or state law bond patterned after the federal Miller Act, or other form of surety issued listing any of the Companies as principal.

                  (c)      Claims or Notices of Default. Except as set forth in
Schedule 2.20(c), no claims, notices of default or payment on any performance bond, payment bond, fidelity bond, bid bond, federal Miller Act bond, or state law bond patterned after the federal Miller Act, or other form of surety on which any of the Companies is the principal have been made or given during the last five (5) years.

                  (d) No Current Default. Except as set forth in Schedule 2.20(d), none of the Companies is currently in default and the Shareholder has no knowledge of the occurrence of any event which may cause any of the Companies to default upon any obligation arising under any construction agreement, or that would trigger the right of any person or entity to claim payment under any performance bond, payment bond, fidelity bond, bid bond, federal Miller Act bond or state law bond patterned after the federal Miller Act, or other form of surety bond listing any of the Companies as principal.

                  (e)      Indemnity of Sureties. Except as set forth in
Schedule 2.20(e), none of the Companies has entered into any indemnity agreement with any surety company creating in favor of such surety company any security interest, including any security interests which have not been filed or otherwise perfected in accordance with any state law, in cash, accounts receivable, chattel paper or other property of the Companies and none of the Companies has paid any claim for indemnity to any surety in respect of any lien claim losses.

         2.21 Liens. Except as set forth in Schedule 2.21, there have been no liens filed, including liens released by payment, bond to discharge lien, or otherwise, against the premises of any project on which any of the Companies was the general contractor by any subcontractor, materialman, supplier or other party in the past five (5) years, and none of the Companies or the Shareholder has been provided any notice or been given any other reason to believe, foresee or otherwise anticipate the filing of any lien by any subcontractor, materialman, supplier or other party who might file such lien.

         2.22 Funds Held In Trust. Except as set forth in Schedule 2.22, none of the Companies is holding or in possession of any funds as trustee or in any other fiduciary capacity for the benefit of any subcontractor, materialman, supplier or other party pursuant to any state law establishing a trust or fiduciary relationship between it and any such party.

         2.23     Current Projects.

                  (a) Identity; Completion; Profitability. Schedule 2.23(a) sets forth all installation projects currently being participated in or overseen by each of the Companies (the "Current Projects"), as well as the projected revenues from each respective Current Project, and, with respect to all of the Companies other than Lighting, the percentage completed and amount remaining to be invoiced for each respective Current Project, and all other projects completed by each of the Companies within the twelve (12) month period preceding the date hereof.

                  (b) On Schedule. Except as set forth in Schedule 2.23(b), each Current Project is proceeding without material deviation from the schedule provided in the installation agreement or purchase order governing each respective Current Project.

                  (c) On Budget. Except as set forth in Schedule 2.23(c), the draws, progress payments, or other payments received by each of the Companies pursuant to an arrangement whereby a percentage of the total contract price is payable upon completion of specified portions or percentages of the job or similar criteria, taken by each of the Companies on each Current Project, are in material proportion to the amount of work completed and the amount of work remaining on each project (e.g., draws taken on a project which is 40% complete do not exceed 40% of the total budgeted cost of the project) and none of the Current Projects is reasonably likely to run substantially over budget.

                  (d) Evidence of Payment of Subcontractors. Except as set forth in Schedule 2.23(d), there have not been any mechanics or materialman's liens filed or asserted against any of the Companies by any subcontractor, materialman or lower tier subcontractor respecting work which has been performed for any of the Companies by any subcontractor, materialman or lower tier subcontractor on any Current Project.

                  (e) Authority of Subcontractors. To the Knowledge of the Shareholder, all subcontractors are duly authorized to do business in the state where the Current Project of each respective subcontractor is located and are properly licensed by all necessary public and quasi-public authorities in such state.

         2.24 Absence of Certain Changes. Except as and to the extent set forth in Schedule 2.24 (or specifically required by the terms of this Agreement), since the date of the Company Statements there has been no:

                  (a) Adverse Change. Material adverse change in the financial condition, assets, liabilities or operations of any of the Companies and, to the Knowledge of the Shareholder, in the business prospects of any of the Companies (a "Material Adverse Effect");

                  (b) Damage. Loss, damage or destruction, whether covered by insurance or not, affecting the business or properties (owned or leased) of any of the Companies;

                  (c)      Increase in Compensation. Except as set forth on
Schedule 2.24(c), increase in the compensation, salaries or wages payable or to become payable to any employee or agent of any of the Companies (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), other than changes in the ordinary course of business consistent with past practices, or any bonus or other employee benefit granted, made or accrued, except those made in the ordinary course of business consistent with past practices;

                  (d) Labor Disputes. Labor dispute or disturbance, other than routine labor union or individual grievances which are not material to the business, financial condition or results of operations of any of the Companies;

                  (e) Commitments. Material commitment or transaction by any of the Companies (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

                  (f) Dividends. Declaration, setting aside, or payment of any dividend or any other distribution in respect of capital stock of any of the Companies; any redemption, purchase or other acquisition by any of the Companies of any of its capital stock, or any security relating thereto, including any options or rights to purchase or acquire capital stock of any of the Companies;

                  (g)      Disposition of Property. Except as set forth in
Schedule 2.24(g), sale, lease or other transfer or disposition of any properties or assets of any of the Companies used or useful in their businesses, except in the ordinary course of business;

                  (h) Indebtedness. Material indebtedness for borrowed money incurred, assumed or guaranteed by any of the Companies;

                  (i) Liens. Mortgage, pledge, Lien or Encumbrance made on or affecting any of the assets of any of the Companies;

                  (j) Amendment of Contracts. Entering into, amendment, extension or termination by the any of the Companies of any material contract or lease, or any waiver of material rights thereunder, other than in the ordinary course of business;

                  (k)      Payments, Loans and Advances. Except as set forth on
Schedule 2.24(k), any payment, loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person;

                  (l) Credit. Any change in the policies or practices of any of the Companies with respect to their respective businesses and the granting of credit;

                  (m)      Payments to Affiliates. Except as set forth on
Schedule 2.24(m), payment to any Affiliate of any of the Companies. For purposes of this Agreement, the term "Affiliate" shall mean: any organization or entity that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, any of the Companies; the Shareholder, officers and directors of any of the Companies; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest, except through ownership of less than five percent (5%) of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market;

                  (n) Status of Employees. Except as set forth on Schedule 2.24(n), change in status or continuation of employment of any employee identified in Section 2.16 of this Agreement, other than changes occurring in the ordinary course of business; or

                  (o) Unusual Events. Other events or conditions not in the ordinary course of business which have had a Material Adverse Effect or which would be prohibited by the terms of Section 4.1(b) hereof.

         2.25     Major Customers and Suppliers.

                  (a) Major Customers. Schedule 2.25(a) contains a list of the ten (10) largest customers of each of the Companies for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of revenues realized by each of the Companies) showing the total revenues realized by each of the Companies with respect to each such customer during each such year. None of the Companies or the Shareholder has received notice, and the Shareholder has no knowledge of any facts, other than ordinary fluctuations in the business needs of the Companies' customers, reasonably indicating that any of the customers listed on Schedule 2.25(a) will not continue to be customers after the Closing at substantially the same level as heretofore.

                  (b) Major Suppliers. Schedule 2.25(b) contains a list of the ten (10) largest suppliers to each of the Companies for the fiscal period ending December 31, 1998 (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during such period. None of the Companies or the Shareholder has received notice, and the Shareholder has no Knowledge of any facts reasonably indicating, or have any reason to believe, other than as a result of changes or fluctuations occurring in the ordinary course of business, that any of the suppliers listed on Schedule 2.25(b) will not continue to be suppliers to each of the Companies after the Closing and will not continue to supply substantially the same quantity and quality of goods as historically supplied at competitive prices consistent with past pricing practices.

         2.26 Product Warranty and Product Liability. Schedule 2.26 contains a true, correct and complete copy of each of the Companies' standard warranty or warranties (including standard extended warranties) and implied warranty or warranties (whether arising under the Uniform Commercial Code or otherwise) for sales of Products (as defined below) and services and, except as stated therein, there are no warranties, commitments or obligations with respect to the return, repair or replacement of Products. Schedule 2.26 sets forth (a) the estimated aggregate annual cost of performing warranty obligations for customers for each of the three (3) preceding fiscal years and
(b) a listing of warranty contracts under which any of the Companies is currently obligated. Except as set forth in Schedule 2.26, none of the Companies has made any payment, or to the knowledge of the Shareholder, incurred any liability or obligation to make any payment on any warranty, and none of the Companies or the Shareholder has been notified, whether orally or in writing, of any claim or assertion which may reasonably result in any liability or obligation to make payment and none has become aware of the reasonable potential for any liability or obligation to make a payment pursuant to any warranty issued. As used in this Section 2.26, the term "Products" means any and all products currently or at any time previously manufactured, distributed or sold by any of the Companies, or by any predecessor under any brand name or mark under which products are or have been manufactured, distributed or sold by any of the Companies.

         2.27 No Subsidiaries. Except as set forth on Schedule 2.27, none of the Companies has any subsidiaries.

         2.28     Assets Necessary to Business. Except as set forth on
Schedule 2.28, each of the Companies presently has, and at the Closing will have, good and valid title to all property and assets, tangible and intangible, and all leases, licenses and other agreements necessary to permit it to carry on its business as presently conducted, regardless of whether such items are reflected on the Company Statements.

         2.29 Securities Laws Matters. The Shareholder who receives common stock or notes ("Securities") pursuant to this Agreement will acquire such Securities for investment for his own account, not on behalf of others and not with a view to resell or otherwise distribute such Securities. The Shareholder acknowledges that the Securities, at the time of issuance, shall not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and may not be sold, transferred or disposed of by them absent the registration thereof or the availability of an exemption from registration applicable thereto, and, as a result, the Shareholder must bear the risk of an investment in the Securities for an indefinite period of time. The financial condition of the Shareholder is currently adequate to bear the substantial risk of an investment in the Securities. The Shareholder, in conjunction with a "purchaser representative, within the meaning of Regulation D under the Securities Act, has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as that of Clear. The Shareholder is a bonafide resident of Texas, and all communications and information have been directed to him and have been received in such place of residence. The Shareholder has had the opportunity to ask questions of, and receive answers from, officers of Clear concerning Clear and the Securities and to obtain any additional information which the Shareholder reasonably requested. The Shareholder shall, at or prior to the Closing, complete and deliver to Buyer an Investment Letter substantially in the form attached hereto as Exhibit B.

         2.30 Power of Attorney. Except as set forth on Schedule 2.30, the Shareholder has not given any power of attorney with respect to the Stock, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

         2.31     Affiliates' Relationships.

                  (a) Contracts With Affiliates. All leases, contracts, agreements or other arrangements between any of the Companies and any Affiliate are summarized on Schedule 2.31(a).

                  (b) No Adverse Interests. No Affiliate has any direct or indirect interest in (i) any entity which does business with any of the Companies or is competitive with any of the Companies' businesses, or (ii) any property, asset or right which is used by any of the Companies in the conduct of its business.

                  (c) Obligations. All obligations of any Affiliate to any of the Companies, and all obligations of any of the Companies to any Affiliate, are listed on Schedule 2.31(c).


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Shareholder the following, as of the date hereof and as of the Closing Date:

         3.1 Due Incorporation and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power to carry on its business as now being conducted and to own or lease its properties and assets as now owned, leased or operated by it. Buyer is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on the business of Buyer.

         3.2 Authorization. Buyer has full corporate power and authority under its articles of incorporation and bylaws, and the Board of Directors of Buyer has taken all necessary corporate action to authorize Buyer to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         3.3 Capitalization. The authorized capital stock of Buyer is as set forth in Schedule 3.3. No shares of capital stock of Buyer are issued and outstanding except as set forth in Schedule 3.3. All shares of capital stock identified on Schedule 3.3 are validly issued, fully paid and non-assessable.

         3.4 Non-Contravention. Neither the execution and delivery of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby does or will violate, result in a breach of any provision of, constitute a default under, result in the termination of or permit any third party to terminate (with or without notice, lapse of time or pursuant to any legal or equitable principle) or accelerate the performance required on the part of Buyer by the terms of, or accelerate the maturity of or require the prepayment of any indebtedness of Buyer under, any judgment, order, decree, material agreement or instrument to or by which Buyer or any of its assets is subject or bound.

         3.5 Authority of Buyer. Except as set forth in Schedule 3.5, no consent, authorization or approval of, or declaration, filing or registration with, any governmental, administrative or regulatory body, is necessary in connection with the transactions contemplated by this Agreement.

         3.6 Litigation. Except as set forth in Schedule 3.6, there are no material claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Buyer, threatened by or against Buyer, at law or in equity or before or by any federal, state, municipal, foreign or other governmental department, commission, board, agency, instrumentality or authority.

         3.7      Financial Statements. Attached as Schedule 3.7 are copies of
(i) the audited consolidated balance sheet of the Buyer as of December 31, 1997, and the related audited consolidated statements of operations, stockholders' equity, and cash flows for the period from November 20, 1997 through December 31, 1997, and (ii) the unaudited consolidated balance sheet, statement of profit/loss and statement of cash flows of the Buyer for the period beginning January 1, 1998 and ending November 30, 1998 (collectively the "Buyer Statements"). The Buyer Statements were prepared from the books and records of Buyer in a manner conforming to GAAP and fairly present the financial condition of Buyer as of the respective dates thereof.

         3.8 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

         3.9 Securities Laws Matters. The Buyer will acquire the Stock for investment for its own account, not on behalf of others and not with a view to resell or otherwise distribute such Stock. The Buyer acknowledges that the Stock, at the time of the Closing, shall not have been registered under the Securities Act, or under any state securities laws, and may not be sold, transferred or disposed of by it absent the registration thereof or the availability of an exemption from registration applicable thereto.


                                   ARTICLE IV

                                   COVENANTS

         4.1.     Conduct of Business.

                  (a) Between the date hereof and the Closing Date, each party shall use its best efforts to conduct its business in the ordinary course and in such a manner so that the representations and warranties contained in Articles II and III hereof shall continue to be true and correct in all material respects on and as of the Closing Date.

                  (b) Between the date hereof and the Closing Date, except (with respect to all items enumerated in this Section 4.1(b) other than item
(ii) below) for such actions as (x) would be undertaken in the ordinary course of business of the applicable Company, or (y) as to which Buyer shall have received prior written notice, the Shareholder shall cause each of the Companies to refrain from:

                           (i)      incurring any liability or obligation of
any nature (whether accrued, absolute, contingent or otherwise);

                           (ii)     paying, repaying, repurchasing, discharging
or satisfying any of its debts, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for such items (A) as are required by the terms of the agreements relating thereto or
(B) as to which Buyer shall have given its prior written consent;

                           (iii)    permitting any of its assets to be
subjected to any mortgage, pledge, Lien, security interest, Encumbrance, restriction or charge of any kind;

                           (iv)     selling, transferring or otherwise
disposing of any assets;

                           (v)      making any capital expenditure or
commitment therefor;

                           (vi)     increasing its indebtedness for borrowed
money, or making any loan to any person;

                           (vii)    writing off as uncollectible any accounts
receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate shall be material to any one of the Companies;

                           (viii)   granting any increase in the rate of wages,
salaries, bonuses or other remuneration of any executive employee or other employees;

                           (ix)     canceling or waiving any claims or rights
of substantial value;

                           (x)      making any change in any method of
accounting or auditing practice;

                           (xi)     settling or otherwise disposing of any of
the matters covered by Section 2.9 of this Agreement; and

                           (xii)    agreeing, whether or not in writing, to do
any of the foregoing.

                  (d) Between the date hereof and the Closing Date, each of the parties hereto shall have a continuing obligation to notify the other, in writing, with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules or which would render any representation or warranty inaccurate, but no such disclosure shall cure any breach of any representation or warranty previously made. For purposes of the making by the Shareholder of the representations and warranties set forth in
Article II hereof on and as of the Closing Date, Schedules 2.5, 2.7, 2.10(h), 2.23(a) and 2.24(m) shall be deemed to have been updated, on and as of the Closing Date, in the manner and to the extent set forth in the attached Schedule J. The delivery of any information pursuant to this Section 4.1(c) shall not constitute a waiver by Buyer of any of the provisions of Article V, and any and all adverse changes contained in any such notices shall be considered in the determination of whether the conditions set forth in Article V are met.

         4.2 Preservation of Business. Each party shall (consistent with its normal business practices) preserve its business, and maintain its relationships with its present suppliers and customers.

         4.3 Notice of Events. Each party shall promptly notify the other party of (i) any event, condition or circumstance occurring from the date hereof through the Closing Date that may reasonably be construed to constitute a violation or breach of this Agreement, or (ii) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of such party materially misleading.

         4.4      Examinations and Inspections.

                  (a) Prior to the Closing Date, Buyer shall be entitled, through its employees and representatives, including, without limitation, Buyer's accountants, legal counsel, bankers and advisors, to make such inspection of the assets, properties, business and operations of the Companies, and such examination of the books, records and financial condition of the Companies as Buyer reasonably desires, upon prior notice. During any inspection of the assets, properties or operations of any of the Companies, Buyer's representatives shall at all times be accompanied by any of the Shareholder, Ken Meador or Jerry Broussard. Any such inspections and examinations shall be conducted during normal business hours and under reasonable circumstances which do not disrupt the business, properties or assets of the Companies and with respect to inspections and examinations involving the property and assets of third parties, subject to the consent of such third parties and consistent with their policies. For the purpose of facilitating such review, examination or inspection, the Companies and the Shareholder shall furnish the representatives of Buyer with all such information and copies of such documents concerning the affairs of the Companies as such representatives may reasonably request and cause their officers, employees, agents, accountants and attorneys to cooperate with such representatives in connection with such review and examination.

                  (b) Buyer agrees that, with respect to any information or documents obtained from any of the Companies or the Shareholder concerning the Companies' assets, properties, customers, policies, finances, costs, sales, revenues, rights, obligations, liabilities, strategies, business and operations ("Confidential Information"), unless and until the transactions contemplated by this Agreement shall have been consummated: (a) such Confidential Information is confidential and/or proprietary to the Companies and is entitled to and shall receive treatment as such by Buyer (except to the extent that any such information is readily ascertainable from public or published information or trade sources), and (b) Buyer will, and will cause all of its employees, representatives, agents and advisors who have access to any Confidential Information to, hold in confidence and not disclose or use (except in respect of the transactions contemplated by this Agreement) any such Confidential Information. Buyer, the Companies and the Shareholder shall also each comply with the restrictions on publicity set forth in Section 9.2 of this Agreement. If the transactions contemplated by this Agreement are not closed, all documents and other materials obtained by Buyer from the Companies or the Shareholder shall be returned.

         4.5 Third Party Consents. The Shareholder agrees to obtain, prior to the Closing Date, such consents and approvals as may be required from parties to material contracts or other agreements with the Companies in order to prevent the Companies from suffering a Material Adverse Effect as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Buyer agrees to provide to the Shareholder such assistance and information as may be required to obtain the consents and approvals referred to above. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement by any of the Companies to assign, or Buyer to assume and agree to pay, perform or otherwise discharge, any material contracts or other agreements if an attempted assignment or assumption thereof without the consent of a third person would constitute a breach thereof, unless and until such consent is obtained.

         4.6 Properties. The Shareholder shall cause each of the Companies to maintain all of its properties used in the operation of its business in customary repair, order and condition, reasonable wear and tear excepted, and will maintain insurance upon all such properties, in such amounts and of such kinds as are comparable to that in effect on the date hereof.

         4.7 Books and Records. Until the Closing, the Shareholder shall cause each of the Companies to maintain its books, accounts and records in the usual manner on a basis consistent with prior years.

         4.8 Material Contracts. Except upon prior written notice to Buyer, the Shareholder shall cause each of the Companies to refrain from amending, modifying or consenting to the termination of, any material contract or other material agreement or waiving any of its material rights with respect thereto.

         4.9      Vacation Pay and Bonus Accruals. Except as set forth on
Schedule 4.9, no vacation pay or bonus accruals will be payable to employees of any of the Companies as of the Closing Date.

         4.10 Environmental Audits and Other Investigations. The Shareholder agrees that Buyer may retain, at the sole expense of Buyer, a firm engaged in the regular business of environmental engineering to conduct such environmental audits of the Facilities and operations of the Companies, and the real estate occupied in connection with the Companies' businesses, as Buyer in its discretion shall consider necessary or appropriate. Between the date hereof and the Closing Date, Buyer, its agents, employees, contractors, surveyors, and engineers shall have the right, upon prior notice and during normal business hours, to enter and go upon the Real Property at any time and from time to time for the purpose of inspecting the Real Property and any and all improvements located thereon.

         4.11 Employment Agreement with Shareholder. At the Closing, Buyer shall enter into an employment agreement with George A. Jackson in substantially the form set forth in Exhibit D hereto (the "Employment Agreement").

         4.12 Shareholder Restrictive Covenants Agreements. At the Closing, the Shareholder shall enter into a restrictive covenants agreement with Buyer in substantially the form set forth in Exhibit E hereto.

         4.13 Securities Law Matters. The Shareholder agrees not to sell, transfer, convey or otherwise distribute the Securities received pursuant to this Agreement over which such Shareholder has direct or indirect control without registration under the Securities Act and applicable federal and state securities laws, except pursuant to an exemption from registration thereunder acceptable to and approved by legal counsel to Buyer.

         4.14 Attainment of Tax Clearance Certificates. The Shareholder shall obtain tax clearance certificates for each of the Companies as requested by Buyer.

         4.15 Employment Agreements with Key Employees. At or prior to Closing, the Shareholder shall use its best efforts to cause the employees of the Companies identified on Schedule 4.15 ("Selected Employees") to duly execute and deliver employment and restrictive covenants agreements, in substantially the form attached hereto as Exhibits F and G, respectively, and to cause the Companies to terminate, effective as of the Closing Date, any existing agreement to which such Selected Employees are party respecting employment with the Companies, provided, however, that such termination shall not cause the applicable Company to be in breach of such agreement.

         4.16     Tax Matters.

                  (a) S Corporation Status. The Companies and the Shareholder will not revoke the Companies' elections to be taxed as S corporations within the meaning of Sections 1361 and

1362 of the Code. The Companies and the Shareholder will not take or allow any action that would result in the termination of any of the Companies' status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

                  (b) Cooperation on Tax Matters. Each of the Buyer, the Companies and the Shareholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 4.16 and in connection with any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the request of any other party) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Shareholder agrees (i) to retain all books and records with respect to tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Companies, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the Buyer and the Companies reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Buyer or one of the Companies so requests, the Shareholder shall allow the Buyer to take possession of such books and records. Buyer and the Shareholder further agree to use their reasonable best efforts to obtain, upon request, any certificate or other document from any governmental authority or any other person or entity as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, without limitation, with respect to the transactions contemplated hereby). Neither Clear nor Buyer will make any election under Section 338(h) of the Code with respect to the Acquisition.

                  (c) Certain Reimbursement Obligations of Clear. In the event (and subject to the condition) that the Option is exercised pursuant to the Option Agreement, Clear shall pay to the Shareholder an amount equal to the amount of United States income tax actually paid by the Shareholder (the "Pass-Through Amount") with respect to the income of the Foreign Subsidiaries allocable to the period from the date hereof to the date of exercise of the Option, as follows:

                           (A)      in the event the Earn-Out Payment, as
determined pursuant to this Agreement, is $0, the payment to be made to the Shareholder hereunder shall equal the Pass-Through Amount;

                           (B)      in the event the Earn-Out Payment, as
determined pursuant to this Agreement, is equal to the maximum Earn-Out Payment of $3.3 million, the payment to be made to the Shareholder hereunder shall equal one-half (1/2) of the Pass-Through Amount; and

                           (C)      in the event the Earn-Out Payment, as
determined pursuant to this Agreement, is between $0 and $3.3 million, the payment to be made to the Shareholder hereunder shall equal (i) one-half (1/2) of the Pass-Through Amount, plus (ii) an additional amount determined by multiplying one-half (1/2) of the Pass-Through Amount by the percentage equal to (x) one hundred percent (100%) minus (y) the percentage which the actual Earn-Out Payment represents of $3.3 million.

         4.17 Release of Shareholder Guarantees. Buyer shall use its best efforts to (i) cause itself or Clear to be substituted in all respects for the Shareholder, effective as of the Closing, in respect of all obligations of the Shareholder under any guaranty (the "Guaranties") given by the Shareholder for the benefit of any of the Companies (other than TFOC and the Foreign Subsidiaries) with respect to any Non-Affiliate Debt that is not repaid by the Buyer immediately after the Closing, and (ii) obtain the release of all associated collateral owned by the Shareholder. From and after the Closing, with respect to any of the Guaranties for which no such substitution is effected, Buyer and Clear shall indemnify the Shareholder against any liability under any of such Guaranties.

         4.18 Communications with Lender and Controlling Shareholder. Between the date hereof and the Closing Date, Buyer shall permit the Shareholder, after prior notice to, and upon the introduction of, Buyer, to hold discussions with the principal bank lender to Clear and the controlling shareholder of Clear.


                                   ARTICLE V

                            CONDITIONS PRECEDENT TO
                          OBLIGATION OF BUYER TO CLOSE

         The obligation of Buyer to complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by Buyer only in writing:

         5.1 Completion of Due Diligence Investigation. In the course of Buyer's due diligence investigation of the Companies, Buyer shall not have discovered any fact or development which relates to or involves the Companies' businesses, ownership or capital stock which would, in the reasonable judgment of Buyer, have a Material Adverse Effect or challenge the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement or that, in the reasonable judgment of Buyer, would be materially adverse to the interests of Buyer.

         5.2 Procurement of Financing. Buyer shall have obtained financing reasonably satisfactory to Buyer for the Closing Payment.

         5.3 Consent of DFW Capital Partners, L.P., Wachovia Bank, N.A., Fleet National Bank and Common Shareholders of Clear Holdings, Inc. Buyer shall have received the consent of each of DFW Capital Partners, L.P., Wachovia Bank, N.A., Fleet National Bank and the holders of a majority in interest of the Common Stock of Clear Holdings, Inc. to enter into this Agreement and each of the transactions contemplated by this Agreement.

         5.4 Representations and Covenants. The representations and warranties of the Shareholder contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (except for any representation or warranty which expressly speaks only as of a stated date). The Shareholder and TFOC shall have performed and complied with all covenants and agreements (including, without limitation, those contained in Article IV) required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         5.5 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or to seek damages in connection with such transactions, that has or could reasonably be expected to have, in the opinion of the attorneys of Buyer, a Material Adverse Effect.

         5.6 No Material Adverse Change. Buyer shall be satisfied, in its reasonable discretion, that since December 31, 1998 there has been no Material Adverse Effect.

         5.7 Good Standing Certificates, Etc. The Shareholder shall have delivered all such certificates, documents or instruments with respect to the Companies' corporate existence and authority as Buyer's counsel may have reasonably requested prior to the Closing Date.

         5.8 Consents. The Shareholder shall have obtained and delivered to Buyer such consents as Buyer may have requested that the Companies obtain in accordance with Section 4.5 hereof.

         5.9 Employment, Consulting and Restrictive Covenants Agreements. Buyer shall have received the employment and restrictive covenants agreements specified in Sections 4.11 and 4.12, respectively, in a form satisfactory to Buyer and executed by the parties to be bound thereby.

         5.10 Agreements With Key Employees. Buyer shall have received an employment agreement and restrictive covenants agreement, in a form satisfactory to Buyer and executed by the parties to be bound thereby, from the key employees listed on Schedule 4.15 of this Agreement.

         5.11 Release of Liabilities. Except as expressly provided in this Agreement, all obligations of the Companies and Affiliates to the Shareholder pursuant to any contract, agreement, understanding or otherwise shall have been extinguished without any consideration from the Companies, and the Companies shall have been fully released therefrom with respect to any future liability thereon.

         5.12 Resolutions. There shall have been delivered to Buyer a copy of the resolutions duly adopted by the board of directors of each of the Companies and by the Shareholder (if required), and certified as accurate by an executive officer of each of the Companies, as the case may be, as of the Closing Date, authorizing and approving certain corporate and organizational matters relating to each of the Companies.

         5.13 Governmental Permits and Approvals. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

         5.14 Shareholder's Certificate. There shall have been delivered to Buyer a certificate from the Shareholder, dated the Closing Date, certifying that the representations and warranties of the Shareholder contained herein are true and correct on and as of the Closing Date.

         5.15 Opinion of U.S. Counsel to the Shareholder. Buyer shall have received an opinion of counsel to the Company and the Shareholder, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, substantially to the effect set forth in Exhibit H hereto.

         5.16 Opinion of Counsel to the Foreign Subsidiaries. Buyer shall have received an opinion of counsel to each of the Foreign Subsidiaries, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, with regard to the matters set forth in Exhibit H hereto as such opinions relate to the respective Foreign Subsidiary domiciled in the jurisdiction where such foreign counsel is admitted or otherwise authorized to practice.

         5.17 Other Documents. The Shareholder and the Companies shall have delivered all other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority (including good standing certificates), documents, instruments or writings as Buyer may reasonably request.


                                   ARTICLE VI

                            CONDITIONS PRECEDENT TO
                     OBLIGATION OF THE SHAREHOLDER TO CLOSE

         The obligation of the Shareholder to complete the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Shareholder only in writing:

         6.1 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or to seek damages in connection with such transactions, that has or could reasonably be expected to have, in the opinion of the attorneys of the Shareholder, a materially adverse effect on the assets, properties, business, operations or financial condition of Buyer.

         6.2 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (except for any representation or warranty which expressly speaks only as of a stated date). Buyer shall have performed and complied with all covenants and agreements (including, without limitation, those contained in Article IV) required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

         6.3 Governmental Permits and Approvals. All permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

         6.4 Resolutions. There shall have been delivered to the Shareholder a copy of the resolutions duly adopted by the board of directors of each of Clear and Buyer, and certified accurate by an executive officer of Clear and Buyer, respectively, as of the Closing Date, authorizing and approving the execution and delivery by Clear and Buyer, respectively, of this Agreement and the consummation by Clear and Buyer of the transactions contemplated hereby.

         6.5 Good Standing Certificates, Etc. Buyer shall have delivered all such certified resolutions, certificates, documents or instruments with respect to Buyer's corporate existence and authority as the Shareholder's counsel may have reasonably requested prior to the Closing Date.

         6.6 Officer's Certificate. There shall have been delivered to the Shareholder a certificate of an executive officer of Buyer, dated the Closing Date, certifying that the representations and warranties of Buyer contained herein are true and correct on and as of the Closing Date.

         6.7 Opinion of Counsel to Buyer. The Shareholder shall have received an opinion of counsel to Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Shareholder, substantially to the effect set forth in Exhibit I hereto.

         6.8 Other Documents. Buyer shall have delivered all other documents, instruments or writings required to be delivered to the Shareholder at or prior to the Closing pursuant to this Agreement and such other certificates of authority (including good standing certificates), documents, instruments or writings as the Shareholder may reasonably request.


                                  ARTICLE VII

                                INDEMNIFICATION

         For purposes of this Article VII, it is agreed and understood that the Buyer shall not obtain recovery, nor shall the Shareholder be liable, more than one time or under more than one section of this Agreement for the same underlying claim or breach.

         7.1 Survival. The representations and warranties contained in this Agreement shall survive the Closing until the expiration of twenty-four
(24) months following the Closing (the "Limitations Period"), provided, however, that the representations and warranties of the Shareholder with respect to tax matters set forth in Section 2.18 of this Agreement shall survive for the period of time equal to the statute of limitations applicable to such matter or matters.

         7.2 Indemnification by the Shareholder. The Shareholder shall indemnify, defend and hold harmless Buyer (which term shall include, for purposes of this Article VII, Buyer's successors, assigns, directors, officers, employees and agents) against any and all losses, damages, deficiencies, suits, claims, demands, judgments, costs, expenses or other liabilities ("Losses") resulting from, arising from, or relating to (i) any breach of a representation or warranty of the Shareholder contained in
Article II of this Agreement (but only if such indemnity is sought during the Limitations Period), (ii) any failure by the Shareholder to perform or comply with any agreement or obligation contained in this Agreement, (iii) the conduct of the business of the Companies prior to Closing, except to the extent such Loss was reflected in the Company Statements or disclosed pursuant to this Agreement, (iv) any of the matters described in Schedules 2.1(b), 2.10(i) and 2.18(b) hereto, and in Section 2.9 hereof (Litigation), and (v) the assertion by any person or entity that such person has or had any rights with respect to the Stock purchased pursuant to this Agreement. With respect to clause (iii) of the immediately preceding sentence, the Shareholder shall have no obligation to indemnify Buyer as a result of Environmental Laws which were not in effect prior to the Closing to the extent such damages could not have resulted under Environmental Laws in effect prior the Closing.

         7.3 Indemnification by Buyer. Buyer shall indemnify and hold harmless the Shareholder against any and all Losses resulting from, arising from, or relating to (i) any breach of a representation or warranty of Buyer contained in Article III of this Agreement (but only if such indemnity is sought during the Limitations Period) and (ii) any failure by Buyer to perform or comply with any agreement or obligation contained in this Agreement.

         7.4 Limitations of Claims. (a) No indemnification pursuant to this Article VII shall be available to any party until the aggregate of all Losses exceeds $25,000, provided, however, that thereafter claims may be made against the indemnifying party for the full aggregate amount of such Losses, without deduction of any such threshold amount.

                  (b) The amount of any Loss for which indemnification is provided under this Article VII shall be net of (i) any amounts recovered or recoverable by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, (ii) any insurance proceeds or other cash receipts or sources of reimbursement available as an offset against such Loss (and no right of subrogation shall accrue to any third party indemnitor, insurer or reimburser hereunder), and (iii) an amount equal to any reduction of income taxes attributable to such Loss. If the amount to be netted hereunder from any payment required under Sections 7.2 or 7.3 is determined after payment by the Indemnifying Party of any amount required to be paid to an Indemnified Party pursuant to this Article VII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article VII had such determination been made at the time of such payment. Indemnification payments hereunder shall be treated as adjustments to the Purchase Price.

                  (c) Anything to the contrary herein notwithstanding, (i) any indemnification obligation of the Shareholder pursuant to this Agreement may be satisfied, at the election of Buyer in its sole discretion, by set-off of the amount thereof against any future consideration or amount to be paid to the Shareholder by Buyer, including but not limited to, the Deferred Payment and the Earn-Out Payment otherwise due to the Shareholder, (ii) the indemnification obligation of the Shareholder pursuant to Section 7.2(iv) of this Agreement with respect to the first Item on Schedule 2.9 (Katherine Henson v. Rooker Tower Company, Inc. and TWR Telecom, Inc., the "Henson Litigation") shall not exceed the amount of $1 million, and no indemnification with respect thereto shall be due from Shareholder in the event such item is settled for a sum not greater than $125,000, and (iii) the aggregate indemnification obligation of any party to this Agreement (including all costs, expenses and attorneys fees paid or incurred in connection therewith or with respect to the curing of any misrepresentations or breaches under this Agreement) shall not exceed the amount of the Purchase Price actually received by the Shareholder.

                  (d) Anything to the contrary herein notwithstanding, any rights of the parties hereto to indemnification or other remedy based on the representations, warranties, covenants and agreements set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or other remedy based on such representations, warranties, covenants and agreements.

         7.5 Procedures. (a) A party seeking indemnification pursuant to Sections 7.2 or 7.3 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, or the commencement of any action, suit, audit or proceeding, by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The Indemnifying Party shall have the right, exercisable by written notice (the "Notice") to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party shall fail to assume the defense of the Third Party Claim within such thirty (30) day period, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim on behalf of the Indemnifying Party. Regardless of whether the Indemnifying Party elects to assume the defense of any such Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge such Third Party Claim without the Indemnifying Party's prior written consent.

                  (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall in any event have the right to participate, at its own expense, in the defense of any Third Party Claim which the other is defending.

                  (c) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim in accordance with the terms hereof, shall have the right, upon five (5) days prior written notice to the Indemnified Party, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim provided the Indemnifying Party agrees that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge such judgment or settlement unless
(i) the Third Party Claim involves equitable or other non-monetary damages or
(ii) in the reasonable judgment of the Indemnified Party such settlement would have a continuing material adverse effect on the Indemnified Party's business (including any material impairment of its relationships with customers and suppliers), in which case such settlement only may be made with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                  (d) Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

         7.6 Adjustment of Liability. In the event an Indemnifying Party is required to make any payment under this Article VIII in respect of any damages, liability, obligation, loss, claim, or other amount indemnified hereunder, such Indemnifying Party shall pay the Indemnified Party an amount (the "Adjusted Amount") which is equal to the sum of (i) the amount of such damages, liability, obligation, loss, claim or other amount, minus (ii) the amount of any insurance proceeds the Indemnified Party actually receives with respect thereto, minus (iii) any third party payments actually received by the Indemnified Party with respect to such damages, liability, obligation, loss, claim or other amount after demand or notice to such third party from the Indemnifying Party (with the consent of the Indemnified Party which will not be unreasonably withheld), plus (iv) the amount of the Net Tax Liability. "Net Tax Liability" shall be equal to the amount, if any, by which, the sum of all federal, state, and local taxes, if any, required to be paid by such Indemnified Party in respect of the receipt or accrual of the Adjusted Amount exceeds the sum of (a) the value of any reduction in taxes of such Indemnified Party by reason of deductions, credits or allowances in respect of the payment or accrual of the damages, liability, obligation, loss, claim or other amount included in clause (i) above recognized by such Indemnified Party in the same year in which the taxes in respect of the receipt or accrual by such Indemnified Party of the Adjusted Amount would be payable and (b) the net present value of any reduction in taxes of such Indemnified Party by reason of deductions, credits or allowances in respect of the payment or accrual of the damages, liability, obligation, loss, claim or other amount included in clause
(i) above recognized by such Indemnified Party in years thereafter. The net present value of any such reduction in taxes shall be determined by discounting the amount of such reduction in taxes semi-annually from the date such tax saving is recognized or reasonably expected to be recognized (which shall be deemed to be the date the applicable tax return on which such tax saving would be properly reflected is due, without extensions) to the date of payment of the applicable indemnity by such Indemnifying Party, applying a discount factor equal to the interest rate on federal income tax deficiencies in effect at the time of such adjustment. For purposes of determining the amount of any taxes required to be paid and any tax savings recognized or reasonably expected to be recognized by such Indemnified Party hereunder, it shall be assumed that such Indemnified Party is subject to tax in each applicable taxing jurisdiction at the highest applicable marginal rate then in effect in such jurisdiction.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

         8.1 Termination. This Agreement may be terminated prior to the Closing as follows:

                  (a) at the election of the Shareholder, in the event that Buyer shall have materially breached any representation, warranty, covenant or agreement contained in this Agreement or in any document or other paper delivered pursuant to this Agreement;

                  (b) at the election of Buyer, in the event that the Shareholder shall have materially breached any representation, warranty, covenant or agreement contained in this Agreement or in any document or other paper delivered pursuant to this Agreement;

                  (c) at the election of the Shareholder or Buyer, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person seeking to prevent the Closing or consummation of any transaction contemplated by this Agreement, and either the Shareholder or Buyer, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

                  (d) at the election of the Shareholder, in the event that the Closing has not occurred by November 1, 1999, and, as of such date, all of the conditions to the obligation of Buyer to complete the Closing other than the conditions set forth in Sections 5.1, 5.2 and 5.3 shall have been fulfilled;

                  (e) at the election of the Shareholder or Buyer, in the event that the Closing has not occurred by November 15, 1999; and

                  (f) at any time on or prior to the Closing Date, by mutual written consent of the parties hereto.

         8.2 Post-Termination Obligations. Subject to Section 8.2 (b) hereof, if this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no further force and effect, except for this Section
8.2 and Sections 4.4(b) (Examinations and Inspections), 9.2 (Announcements),
9.4 (Governing Law), 9.6 (Notice), 9.7 (Expenses), 9.8 (Entire Agreement), and
9.10 (Headings), and none of the parties hereto shall have any liability in respect of such termination, except that any party shall be liable for any intentional or willful violation of the representations, warranties, covenants or agreements of such party contained in this Agreement.

                  (b) If this Agreement is terminated pursuant to Section 8.1(d), Buyer shall promptly pay to the Shareholder the Break-Up Fee in immediately available funds, by wire transfer to an account designated by the Shareholder. For purposes of this Agreement, "Break-Up Fee" shall mean an amount equal to $500,000, without interest.


                                   ARTICLE IX

                                 MISCELLANEOUS

         9.1 Further Action. If, at any time following the Closing, any further action is determined by Buyer to be necessary or desirable to carry out the purposes of this Agreement or to vest in Buyer all right, title and interest in and to the Stock, Shareholder shall take such action.

         9.2 Announcements. Prior to Closing, none of the parties hereto shall issue any press release, place any advertisement or make any other public statement relating to or in connection with this Agreement or the matters contained herein without obtaining the prior approval of all parties hereto as to the content and manner of presentation and publication thereof, which approval shall not be unreasonably withheld or delayed.

         9.3 Assignment; Parties in Interest. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Buyer may assign its rights and obligations hereunder, subject to a guaranty from Buyer of the assignee's performance thereof, to any direct or indirect subsidiary or other entity controlled by Buyer, or to any parent corporation of Buyer, for purposes of consummating the transactions contemplated herein. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person or entity any right or remedy under or by reason of this Agreement.

         9.4 Law Governing Agreement. This Agreement shall be construed and interpreted according to the internal laws of the State of Georgia, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         9.5 Amendment and Modification. Buyer, Clear and the Shareholder may amend, modify and supplement this Agreement in such manner as may be agreed upon in writing among them.

         9.6 Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                  (a)      If to Buyer, to:

                           Clear Communications Group, Inc.
                           440 Interstate Parkway North
                           Atlanta, Georgia 30339
                           Attention:  President
                           Facsimile: (770) 763-5635
                           with a copy to:

                           Smith, Gambrell & Russell, LLP
                           1230 Peachtree Road, N.E.
                           Promenade II, Suite 3300
                           Atlanta, Georgia  30309-3592
                           Attention: Terry Ferraro Schwartz, Esq.
                           Facsimile: (404) 685-7031

                  (b)      If to the Shareholder:

                           George A. Jackson
                           9930 Shadow Wood
                           Houston, Texas 77080
                           Facsimile: (713) 467-1321

                           with a copy to:

                           Campbell & Riggs, P.C.
                           1980 Post Oak Boulevard, Suite 2300
                           Houston, Texas 77056
                           Attention: C. R. Riggs
                           Facsimile: (713) 621-5453

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this
Section 9.6.

         9.7 Expenses. Regardless of whether or not the transactions contemplated hereby are consummated, each of the parties shall bear its own legal expenses and the expenses of its agents in connection with the transactions contemplated hereby; provided, however, that the Shareholder shall pay the legal expenses and the expenses of the agents of the Companies through the Closing Date, and the Companies shall pay (i) the fees and expenses of Jain & Jain, P.C., (ii) an amount, not to exceed $25,000, for services rendered to the Companies (as specifically set forth in one or more invoices to the Companies) by Arthur Andersen, LLP, and (iii) the fees and expenses of Mann Frankfort Stein & Lipp (but only for amounts incurred subsequent to the execution of this Agreement), in each case incurred in connection with services rendered to TTI, SDI, Rooker and Lighting.

         9.8 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto (which Exhibits and Schedules are hereby incorporated herein by reference and made a part hereof), together with the Confidentiality Agreement dated November 4, 1998, as amended as of January 15, 1999, embodies the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements and understandings among the parties with respect thereto.

         9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.10 Headings. The table of contents and article and section headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.



                                  CLEAR HOLDINGS, INC.



                                  By: /s/ Stephen F. Johnston, Sr.
                                     ------------------------------------------
                                  Name:  Stephen F. Johnston, Sr.
                                         --------------------------------------
                                  Title: Chairman and Chief Executive Officer
                                         --------------------------------------



                                  CLEAR COMMUNICATIONS GROUP, INC.



                                  By: /s/ Stephen F. Johnston, Sr.
                                     ------------------------------------------
                                  Name:  Stephen F. Johnston, Sr.
                                         --------------------------------------
                                  Title: Chairman and Chief Executive Officer
                                         --------------------------------------

                                  JOHNSTON
                                  (as to Section 1.15 of the Agreement only)
                                   /s/ Stephen F. Johnston, Sr.
                                  ---------------------------------------------
                                   Stephen F. Johnston, Sr.


                                  SHAREHOLDER



                                  /s/ George A. Jackson
                                  ---------------------------------------------
                                  George A. Jackson



                                  TWR FAMILY OF COMPANIES, LLC



                                  By: /s/ George A Jackson
                                     ------------------------------------------
                                  Name:  George A. Jackson
                                         --------------------------------------
                                  Title: Sole Manager
                                         --------------------------------------

                                  Schedule 1.3

1. Promissory Note dated April 1, 1998 from SDI to the Shareholder in the original principal amount of $140,626.00.

2. Promissory Note dated December 31, 1998 from SDI to the Shareholder in the original principal amount of $191,930.00.

3. Promissory Note dated December 31, 1998 from TTI to the Shareholder in the original principal amount of $972,450.00.

4. Promissory Note dated December 31, 1998 from TTI to the Shareholder in the original principal amount of $167,443.99.

5. Promissory Note dated December 31, 1998 from TTI to the Shareholder in the original principal amount of $500,000.00.

                                  Schedule 1.8

         The calculation of 1999 EBITDA shall be made without regard to:

                  (i) the effect on the Companies of any (A) acquisition of assets or (B) assumption of liabilities, in either case, as part of the acquisition of any business or any entity as a going concern after the Closing;

                  (ii) the expenses incurred by Buyer or its affiliates with respect to, or in connection with, the negotiation, authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants;

                  (iii) management fees, allocation of administrative overhead, legal or accounting services or other similar charges incurred, charged or allocated by Buyer or any of its affiliates to the Companies;

                  (iv) any expenses equal to or less than $125,000, associated with the final settlement of the Henson Litigation;

                  (v) any expenses of Lighting equal to or less than $400,000, associated with research and development for a high-intensity (L-856) flashing white lighting system, as more completely described in Schedule 1.8A; and

                  (vi) gain or income, if any, recognized in connection with (A) the grant, exercise or lapse without exercise, of the Option, or (B) the cancellation of the M Sub Note.


         The calculation of 1999 EBITDA shall include:

                  (i) charges for services rendered or goods delivered by the Companies to Buyer or any affiliate of Buyer; provided, however, that the rates deemed to be charged by the Companies for purposes of calculating EBITDA shall not be less than those that would be charged by the Companies in a transaction with a non-affiliated third party; and

                  (ii) charges for services rendered or goods delivered by Buyer or any affiliate Buyer to the Companies shall be taken into account; provided, however, that the rates deemed to be charged by the Buyer or any affiliate of Buyer shall not be more than those that would be charged by Buyer or affiliates of Buyer in a transaction with a non-affiliated third party.